SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Merrill Lynch & Co., Inc.

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2004 Proxy Statement

Annual Meeting of Shareholders
April 23, 2004

Merrill Lynch & Co., Inc.
Conference and Training Center
Plainsboro, New Jersey

March 9, 2004

Dear Shareholder:

We cordially invite you to attend Merrill Lynch’s Annual Meeting of Shareholders. The meeting will be held on Friday, April 23, 2004 at 10 a.m. at the Merrill Lynch Conference and Training Center, 800 Scudders Mill Road, Plainsboro, New Jersey.

At the meeting, you will vote on a number of important matters described in the attached proxy statement. There also will be an opportunity for you to ask questions, receive information about our business and discuss topics of interest regarding the Company.

Your vote is very important, regardless of the number of shares you own. Even if you plan to attend the meeting in person, please vote your proxy by telephone, by internet or by completing and returning your proxy card by mail. Instructions on how to vote are included with your proxy card.

We look forward to your participation in the Annual Meeting either through your proxy vote or your attendance at the meeting. If you need directions to the meeting location, or have a disability that may require special assistance, please contact our Corporate Secretary, Judith A. Witterschein, by mail at 222 Broadway, 17th Floor, New York, New York 10038-2510, by telephone at (212) 670-0432 or by email at corporate secretary@ml.com.

Sincerely,

STAN O’NEAL
Chairman and Chief Executive Officer

Notice of Annual Meeting of Shareholders
April 23, 2004

The Annual Meeting of Shareholders of Merrill Lynch & Co., Inc. will be held on Friday, April 23, 2004 at 10 a.m. at the Merrill Lynch Conference and Training Center, 800 Scudders Mill Road, Plainsboro, New Jersey.

At the meeting, you will be asked to:

•	elect two directors to the Board of Directors, each for a three-year term

•	ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year 2004

•	vote on proposals submitted by shareholders

•	consider any other business properly brought before the meeting.

The accompanying proxy statement describes the matters being voted on and contains other information relating to the Company.

The record date for determining shareholders entitled to vote at the Annual Meeting is February 24, 2004 at 5 p.m. Eastern Standard Time. A list of shareholders as of the record date will be available for inspection and review for any purpose germane to the Annual Meeting from April 13, 2004 through April 23, 2004 at our headquarters at 4 World Financial Center, New York, New York 10080. In addition, during this period, a copy of the list will be available for inspection and review at the offices of Merrill Lynch Investment Managers, L.P., located at 800 Scudders Mill Road, Plainsboro, New Jersey. We will also make the list available at the Annual Meeting.

By Order of the Board of Directors

JUDITH A. WITTERSCHEIN
Corporate Secretary

New York, New York
March 9, 2004

In addition to the notice provided as part of the proxy materials for this Annual Meeting, public notice of the date of the Annual Meeting was included in our Quarterly Report on Form 10-Q for the quarter ended September 26, 2003, which was filed with the Securities and Exchange Commission on November 5, 2003. Notice of the Annual Meeting is also posted on our Investor Relations website at www.ir.ml.com.

EXHIBITS
Director Independence Standards	Exhibit A
Audit Committee Charter	Exhibit B

INFORMATION ABOUT OUR ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of Merrill Lynch is soliciting your vote for our 2004 Annual Meeting of Shareholders.

What am I being asked to vote on?

You are being asked to vote on:

•	the election of two directors to our Board of Directors

•	a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor

•	proposals submitted by shareholders.

What is the record date for the Annual Meeting?

February 24, 2004 at 5 p.m. Eastern Standard Time is the record date for determining those shareholders who are entitled to vote at the Annual Meeting and at any adjournment or postponement of the meeting.

How many votes do I have?

You have one vote for every share of common stock and for every share of exchangeable securities (issued by one of our Canadian subsidiaries) that you owned on the record date.

How many votes can be cast by all shareholders?

A total of 970,293,807 votes may be cast, consisting of:

•	one vote for each of the 967,399,005 shares of our common stock, par value $1.33 1/3 per share, which were outstanding on the record date

•	one vote for each share of the 2,894,802 exchangeable securities, which were outstanding on the record date.

Each share of the exchangeable securities is exchangeable into, and has voting rights equivalent to, one share of our common stock.

There is no cumulative voting.

How many votes must be present to hold the Annual Meeting?

A majority of the votes that may be cast, or 485,146,904 votes, is needed to hold the Annual Meeting. We urge you to vote by proxy even if you plan to attend the meeting. That will help us to know as soon as possible that enough votes will be present to hold the Annual Meeting.

How do I vote?

You may vote at the Annual Meeting by proxy or in person.

To vote by proxy, you may use any of the following methods:

•	the enclosed proxy card

•	the telephone

•	the internet.

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote by using the enclosed proxy card. You must sign and date the proxy card and return it in the enclosed postage paid envelope.

As a holder of record, you may also vote by telephone or internet. Instructions on how to vote by telephone or the internet are included with your proxy card.

If you hold your shares in street name (that is, if you hold your shares through a broker, bank or other holder of record), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to see which voting options are available to you.

If you want to vote in person at the meeting and you hold your shares in street name, you must obtain an additional proxy from your bank, broker or other holder of record authorizing you to vote. You must bring the additional proxy to the meeting.

How many votes will be required to elect a director or to adopt the proposals?

•	to elect directors to the Board of Directors, a plurality of the votes cast at the Annual Meeting

•
to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor, to adopt the proposals from shareholders and to approve any other matters properly raised at the meeting, a majority of the shares represented at the meeting and entitled to vote.

Can I change or revoke my vote?

Yes. To change your vote, you should:

•	send in a new proxy card with a later date or

•	cast a new vote by telephone or internet.

If you hold your shares in your name and you attend the Annual Meeting and vote in person, your vote will change any previously submitted proxy.

If you wish to revoke rather than change your vote, we must receive a written revocation prior to the vote. A written revocation must be sent to Judith A. Witterschein, Corporate Secretary, at Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038-2510.

What if I do not indicate my vote for one or more of the matters on my proxy card?

If you return a signed proxy card without indicating your vote on a matter submitted at the meeting, your shares will be voted on that particular matter as follows:

•	for the election of the two persons named under the caption “Nominees for Election to the Board of Directors”

•	for ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor

•	against the shareholder proposals.
What if I withhold my vote or I vote to abstain?

In the election of directors, you can vote for the two directors named on the proxy card, or you can indicate that you are withholding your vote for either or both nominees. Withheld votes will not affect the election of directors.

In connection with the auditor ratification proposal and the shareholder proposals, you may vote for or against a proposal, or you may abstain from voting on a proposal. An abstention on either of the auditor ratification proposal or a shareholder proposal will have the same effect as a vote against the proposal.

What happens if I do not vote my proxy?

If you do not vote shares held in your name, those shares will not be voted.

If your shares are held through Merrill Lynch, Pierce, Fenner & Smith Incorporated, those shares will be voted on the election of directors and the auditor ratification proposal in proportion to the votes cast by all other shareholders.

If your shares are held through any other broker, your shares can be voted on the election of directors and the auditor ratification proposal in your broker’s discretion.

No broker may vote your shares on the shareholder proposals without your specific instructions.

If your broker votes your shares on some, but not all, of the proposals, the votes will be “broker non-votes” for any proposal on which they are not voted. Broker non-votes will have no effect on the election of directors, the auditor ratification proposal or the shareholder proposals.

Will my vote be confidential?

Yes. Your vote will not be disclosed to our directors or employees, except for a very limited number of employees involved in coordinating the vote tabulation process. An independent inspector reviews the vote tabulation process. Our confidentiality policy does not apply to certain matters, such as contested elections or disputed votes.

How can I attend the Annual Meeting?

Only shareholders as of the record date, February 24, 2004, may attend the Annual Meeting.

If you plan to attend the meeting, we ask that you notify Judith A. Witterschein, Corporate
Secretary, by mail at Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038-2510, or by email at corporate secretary@ml.com.

To attend the meeting, you will need to bring with you:

•	photo identification and

•	proof of ownership of your shares as of the record date, such as a letter or account statement from your broker or bank.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted when the postponed or adjourned meeting is held. You may change or revoke your proxy until it is voted.

Could other matters be decided at the Annual Meeting?

Our By-Laws require prior notification of a shareholder’s intent to request a vote on other matters at the meeting. The deadline for notification has passed. If any other matters properly arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders designated on the proxy card.

Do any shareholders beneficially own more than 5% of our common stock?

Yes. According to public filings, there are three holders that beneficially own more than 5% of our common stock:

•	State Street Bank and Trust Company, as trustee of various Merrill Lynch employee benefit plans and as trustee and as discretionary advisor to non-Merrill Lynch related accounts

•	FMR Corp. and Edward C. Johnson 3d, as its Chairman, and Abigail R. Johnson, as one of its directors

•	Barclays Global Investors, NA and certain of its affiliates.

For further information, please see “Owners of More than 5% of Our Common Stock.”

Who will pay the expenses incurred in connection with the solicitation of my vote?

Merrill Lynch pays the cost of preparing proxy materials and soliciting your vote. We also pay all Annual Meeting expenses.

Georgeson Shareholder Communications Inc. has been retained to act as a proxy solicitor for a fee of $35,000 plus expenses. Certain directors, officers or employees of Merrill Lynch or its subsidiaries, without additional compensation, may also solicit your vote in person, by telephone or by other means.

We reimburse brokers, including our subsidiary Merrill Lynch, Pierce, Fenner & Smith Incorporated, and other nominees for the cost of mailing materials to beneficial owners of our common stock under the rules of The New York Stock Exchange, Inc. (NYSE).

If you vote by telephone or internet, any telephone or internet access charges will be borne by you.

Will Merrill Lynch’s independent auditor participate in the Annual Meeting?

Yes. Merrill Lynch’s independent auditor is Deloitte & Touche LLP and the Audit Committee of the Board of Directors has approved their appointment as our independent auditor for the 2004 fiscal year. Representatives of Deloitte & Touche LLP will be present at the meeting and will be available to answer any questions you may have and will have the opportunity to make a statement.

How are proxy materials distributed?

In order to save printing and mailing costs and eliminate unwanted mail for our shareholders, Merrill Lynch has adopted a procedure approved by the Securities and Exchange Commission (SEC) called “householding”. Under this procedure, we will send one copy of the 2003 Annual Report and this Proxy Statement to the address of any household at which two or more shareholders holding shares in street name reside if the shareholders appear to be members of the same family, unless one of the shareholders at the relevant address notifies us that he or she wishes to receive a separate copy.

Each shareholder who holds shares in street name will continue to receive a separate proxy card. Shareholders who hold Merrill Lynch shares in street name can request further information on householding through their banks, brokers or other holders of record.

Householding does not in any way affect the mailing of dividend checks to shareholders.

What should I do if I want to receive separate copies of the 2003 Annual Report and this Proxy Statement?

To request separate copies of the 2003 Annual Report and this Proxy Statement, you must contact Judith A. Witterschein, Corporate

Secretary, by mail at Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038-2510, by telephone at (212) 670-0432, or by email at corporate secretary@ml.com. Upon receipt of your request, we will promptly mail them to you.

What should I do if I want to request householding treatment for future annual meetings?

If you are a street name holder who received more than one copy of the 2003 Annual Report and this Proxy Statement, you can request householding treatment for future annual meetings by contacting the Corporate Secretary at the above address.

Can I view Merrill Lynch’s proxy materials electronically?

This Proxy Statement and the 2003 Annual Report are posted on our Investor Relations website at www.ir.ml.com. You can also use this website to view our other filings with the SEC, including Merrill Lynch’s Annual Report on Form 10-K for the fiscal year ended December 26, 2003 (2003 Form 10-K).

How can I receive copies of these documents?

You can obtain a copy of this Proxy Statement, the 2003 Annual Report or the 2003 Form 10-K by requesting a copy at our Investor Relations website at www.ir.ml.com or by contacting Judith A. Witterschein, Corporate Secretary, by mail at Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038-2510 or by email at corporate  secretary@ml.com.

Can I elect to receive materials for future annual meetings electronically?

Shareholders may elect to view future proxy statements and annual reports over the internet instead of receiving paper copies in the mail. If you make this election, as provided below, you will receive an email message during this time period next year containing the internet address or link to access Merrill Lynch’s proxy statement and annual report. The email also will include instructions for voting over the internet.

To elect to receive these materials electronically, you must follow the procedure below that is applicable to you.

•
If you are a holder of record and you vote over the internet, you can choose to receive our proxy statements and annual reports electronically by following the instructions included with your proxy card.

•
If your shares are held in street name, please check the information provided in the materials mailed to you by your bank, broker or other holder of record to determine whether materials can be sent to you electronically or electronic voting is available to you.

Opting to receive proxy materials over the internet will save Merrill Lynch the cost of mailing these documents to you.

How can I obtain copies of Merrill Lynch’s Corporate Governance documents?

You may obtain a copy of the Corporate Governance Guidelines, the Director Independence Standards, the charters for our Board Committees, the Guidelines for Business Conduct or the Code of Ethics for Financial Professionals by contacting Judith A. Witterschein, Corporate Secretary, by mail at Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038-2510 or by email at corporate secretary@ml.com.

MATTERS REQUIRING SHAREHOLDER ACTION

Election of Directors

Our Board of Directors has three classes. One class of directors is elected each year and each class serves for a term of three years. The biographical information presented below for the director nominees and directors continuing in office is based upon information provided by each of them.

Nominees for Election to the Board of Directors
for a Three-Year Term Expiring in 2007

The Board of Directors has nominated each of the persons named below for a three-year term ending in 2007. While we do not anticipate that either of the director nominees will be unable to take office at the Annual Meeting, if that is the case, your shares will be voted in favor of another person or other persons nominated by the Board of Directors.

Name and age	Position, principal occupation, business experience and directorships

David K. Newbigging (70)	Chairman of the Board of Friends Provident plc
	•	Director since 1996
	•	Chairman of the Board of Friends Provident plc, a United Kingdom-based life assurance company
	•	Chairman of the Board of Equitas Holdings Limited, the parent company of a group of reinsurance companies based in the United Kingdom, from 1995 to 1998
	•	Chairman of the Board of Rentokil Group plc, an international support services company based in the United Kingdom, from 1987 to 1994
	•	Chairman of the Board and Senior Managing Director of Jardine, Matheson & Co. Limited, a Hong Kong-based international trading, industrial and financial services group, from 1975 to 1983
	•	Other Directorships: Chairman of the Board of Faupel plc and of Talbot Holdings Limited, Deputy Chairman of Benchmark Group plc, Director of Paccar Inc.

Joseph W. Prueher (61)	Corporate Director; U.S. Ambassador, Retired, to the People’s Republic of China
	•	Director since 2001
	•	Consulting Professor to the Stanford-Harvard Preventive Defense Project since 2001
	•	U.S. Ambassador to the People’s Republic of China from 1999 to 2001
	•	U.S. Navy Admiral (Ret.), Commander-in-Chief of U.S. Pacific Command from 1996 to 1999
	•	Other Directorships: Director of The New York Life Insurance Company, Emerson Electric Company and Fluor Corporation, Member of the Board of Governors of The Nature Conservancy

Members of the Board of Directors Continuing in Office

The following directors will continue to serve until 2005.

Name and age	Position, principal occupation, business experience and directorships

Jill K. Conway (69)	Visiting Scholar, Massachusetts Institute of Technology
	•	Director since 1978
	•	Visiting Scholar, Massachusetts Institute of Technology since 1985
	•	President of Smith College from 1975 to 1985
	•	Other Directorships: Colgate-Palmolive Company and NIKE, Inc.

Heinz-Joachim Neubürger (51)	Executive Vice President and Chief Financial Officer of Siemens AG; Member of the Executive Committee of the Managing Board of Siemens AG
	•	Director since 2001
	•	Executive Vice President, Chief Financial Officer and Member of the Managing Board of Siemens AG, an electronics and electrical engineering company, since 1997
	•	Head of Business Administration of Siemens Ltd. from 1996 to 1997
	•	Other Directorships: Allianz Versicherungs AG and Bayerische Borse AG

E. Stanley O’Neal (52)	Chairman of the Board and Chief Executive Officer of Merrill Lynch & Co., Inc.
	•	Director since 2001
	•	Chairman of the Board since April 2003
	•	Chief Executive Officer since December 2002
	•	President and Chief Operating Officer since July 2001
	•	President of U.S. Private Client Group from February 2000 to September 2001
	•	Chief Financial Officer from 1998 to 2000
	•	Co-Head of Global Markets & Investment Banking from 1997 to 1998
	•	Other Directorships: Director of General Motors Corporation, Member of the Board of Executives of The New York Stock Exchange, Inc.

Members of the Board of Directors Continuing in Office

The following directors will continue to serve until 2006.

Name and age	Position, principal occupation, business experience and directorships

W. H. Clark (71)	Corporate Director; Chairman of the Board, Retired, of Nalco Chemical Company
	•	Director since 1995
	•	Chairman of the Board of Nalco Chemical Company, a producer of specialty chemicals, from 1984 to 1994
	•	Chief Executive Officer of Nalco Chemical Company from 1982 to 1994
	•	President of Nalco Chemical Company from 1982 to 1990
	•	Other Directorships: Non-Executive Chairman of Millennium Chemicals Inc., Director of Georgia Pacific Corporation, Exchange Cubed and Merchants Exchange

Alberto Cribiore (57)	Managing Principal of Brera Capital Partners LLC
	•	Director since 2003
	•	Managing Principal of Brera Capital Partners LLC, a private equity investment firm that he founded in 1997
	•	Co-President of Clayton, Dubilier and Rice from 1986 until 1997
	•	Senior Vice President of Warner Communications (Time Warner Inc.) responsible for mergers, acquisitions and divestitures from 1982 until 1986

Aulana L. Peters (62)	Corporate Director; Partner, Retired, of Gibson, Dunn & Crutcher LLP
	•	Director since 1994
	•	Partner in the law firm of Gibson, Dunn & Crutcher LLP from 1980 to 1984 and from 1988 to 2000
	•	Member, Public Oversight Board of AICPA from 2001 to 2002
	•	Commissioner of the U.S. Securities and Exchange Commission from 1984 to 1988
	•	Other Directorships: Deere & Company, 3M Company and Northrop Grumman Corporation

George B. Harvey, age 72, has served as a director since 1993 and will continue to serve until the 2004 Annual Meeting. Mr. Harvey was Chairman of the Board of Pitney Bowes Inc., a provider of mailing, office and logistics systems and management and financial services, from 1983 to 1996; and President and Chief Executive Officer of Pitney Bowes Inc. from 1981 to 1996.

John J. Phelan, Jr., age 72, has served as a director since 1991 and will continue to serve until the 2004 Annual Meeting. Mr. Phelan has been a Member of the Council on Foreign Relations since 1988. Mr. Phelan was Senior Advisor to the Boston Consulting Group from 1992 to 2002; President of the International Federation of Stock Exchanges from 1991 to 1993; and Chairman and Chief Executive Officer of The New York Stock Exchange, Inc. from 1984 to 1990. Mr. Phelan serves as a director of MetLife Inc. and Metropolitan Life Insurance Company.

Robert P. Luciano, age 70, served as a director since 1989 and retired in January 2004. Mr. Luciano is Chairman Emeritus of Schering-Plough Corporation. Mr. Luciano was Chief Executive Officer of Schering-Plough Corporation from 1982 to 1996; and Chairman of the Board of Schering-Plough Corporation from 1984 to 1998. Mr. Luciano serves as a director of Honeywell International Inc.

Our Proposal to Ratify the Appointment of Deloitte & Touche LLP
as the Company’s Independent Auditor

The Audit Committee has appointed Deloitte & Touche LLP as the independent auditor of Merrill Lynch & Co., Inc. for the 2004 fiscal year.

Our By-Laws do not require that our shareholders ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent auditor next year, however, it is not bound by the shareholders’ decision. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Merrill Lynch and its shareholders.

A representative of Deloitte & Touche LLP will attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

The Board of Directors recommends a vote FOR
the ratification of the appointment of Deloitte & Touche LLP as the Company’s Independent Auditor.

Shareholder Proposals

Proposal 1

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave., N.W., Suite 215, Washington, D.C. 20037, who holds 800 shares of common stock, has given notice of her intention to propose the following resolution at the Annual Meeting:

RESOLVED: “That the shareholders of Merrill Lynch, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

The following statement has been submitted by Mrs. Davis in support of the resolution:

REASONS: “Many states have mandatory cumulative voting, so do National Banks.” “In addition, many corporations have adopted cumulative voting.” “Last year the owners of 210,205,262 shares, representing approximately 31.2% of shares voting, voted FOR this proposal.” “If you AGREE, please mark your proxy FOR this resolution.”

The Board of Directors recommends a vote AGAINST
the adoption of this shareholder proposal.

Management’s Statement in Opposition

A similar proposal has been rejected by shareholders at our last 18 annual meetings. The important reasons for rejecting this proposal in the past remain important reasons for rejecting this proposal now.

Cumulative voting may:

•	allow for the election of directors by small groups with special interests

•
result in directors being elected who feel an obligation to represent the special interest groups that elected them, regardless of whether the furtherance of those groups’ interests would benefit all of our shareholders generally

•	create factionalism among board members and undermine their ability to work together effectively.

In order to minimize the risks of such divisiveness, and the consequent risk of distracting our Board of Directors from management of Merrill Lynch’s affairs, Merrill Lynch, like most other major corporations, elects directors by allowing each share of common stock to have one vote for each nominee. We believe this method:

•	ensures that each director is elected by shareholders representing a plurality of all of the shares of common stock voted at the meeting

•	encourages accountability of each director to all of our shareholders

•	reduces the risk of divisive factionalism.

In short, we believe that our current system of electing directors best serves the interests of you, our shareholders.

For the reasons stated above, the Board of Directors recommends a vote
AGAINST the adoption of this shareholder proposal.

Proposal 2

The International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, N.W., Washington, D.C. 20001-2198, holder of 160 shares of common stock, has given notice of its intention to propose the following resolution at the Annual Meeting:

RESOLVED: “The shareholders of Merrill Lynch & Co., Inc., (“Merrill Lynch” or “the Company”) urge the Board of Directors (the “Board”) to amend the by-laws to require that an independent director who has not served as the chief executive of the Company serve as Board Chair. Implementation will be deferred until the 2005 Annual Meeting of Shareholders.”

The following statement has been submitted by the International Brotherhood of Teamsters General Fund in support of its resolution:

SUPPORTING STATEMENT: “It is the responsibility of the Board of Directors to protect shareholders’ interests by providing independent oversight of management, including the Chief Executive Officer (CEO), in directing the corporation’s business and affairs. The Board exists to ensure that management acts in the best long-term interests of the shareholders.

Currently at Merrill Lynch, Mr. Stanley O’Neal holds the positions of both Chairman of the Board and CEO. We believe that no single individual can both fill the positions of CEO and, at the same time, provide the necessary leadership and objectivity required as Chairman of the Board to properly represent the interests of shareholders. Further, an appearance of a conflicted Board Chair can damage the credibility of the Company. We believe a clear delineation between the roles of Chair and CEO is necessary and will promote greater accountability to Merrill Lynch’s shareholders.

Investors require consistency and stability from the leadership of our Company and specifically a Board Chair who is independent of management and can focus on protecting the interests of shareholders. Merrill Lynch was implicated in the Enron debacle when the U.S. Justice Department charged three Merrill Lynch executives with various criminal violations after finding that they helped Enron inflate its profits and then knowingly caused others to make false statements to a grand jury, Congress, the Securities and Exchange Commission and the Enron bankruptcy examiner. Merrill Lynch needs a Chairman that can provide quality independent oversight of management’s performance during these crises.

We believe that separating the positions of Chair and CEO will enhance independent Board leadership at Merrill Lynch. Other institutional investors and corporate governance experts agree:

•	The National Association of Corporate Directors recommend that Boards designate an independent director as Chair or lead director to evaluate CEO and Board Chair functions[1]

•	The Ethical Funds and Domini Social Investments Proxy Voting Guidelines call for a strong independent director as Board Chair to represent the interests of shareholders [2]

[1]	Recommendations from the NACD Concerning Reforms in the Aftermath of the Enron Bankruptcy, Comment Letter from Roger Raber to NYSE. (March 4, 2002).

[2]
Ethical Funds Proxy Voting Guidelines, The Ethical Funds, Section 3.0 (3.2.3), and Proxy Voting Guidelines & Shareholder Activism, Proxy Season 2002, 7th Edition. Domini Social Investments, Pg. 25. (2002).

We believe the recent wave of corporate scandals demonstrate that no matter how many independent directors there are on the Board, that Board is less likely to protect shareholder interests by providing independent oversight of the officers if the Chairman of that Board is also the CEO of the Company.

We urge shareholders to vote FOR this proposal.”

The Board of Directors recommends a vote AGAINST
the adoption of this shareholder proposal.

Management’s Statement in Opposition

We strongly disagree with the proponent’s suggestion that Merrill Lynch’s current leadership structure does not provide quality independent oversight of management during crises. The financial services industry as an industry has faced a particularly challenging operating environment since early 2000. The leadership of Merrill Lynch has cooperated fully in all government and regulatory investigations and the Company has been proactive in shaping and implementing changes in business practice in response to industry-wide governance issues. Through strong operating discipline, Merrill Lynch has grown earnings in each of the last two years and achieved record margins and net earnings in 2003. The Board of Directors believes that Stan O’Neal and the management team of Merrill Lynch regard integrity and disciplined accountability as integral and basic elements of the Company’s corporate culture.

The Board of Directors understands the concerns that prompt this motion and agrees that “the Board exists to ensure that management acts in the best long-term interests of the shareholders.” However, we do not believe that “the best long-term interests of the shareholders” are always most effectively served by requiring that the chairman of the board always be an independent director who has not served as chief executive officer of the company.

The Company’s By-Laws allow the Board of Directors to decide whether an independent director or the chief executive officer acts as chairman of the board. The Board recently considered the separation of the offices of chairman of the board and chief executive officer when it adopted the Company’s Corporate Governance Guidelines in January 2003. The Corporate Governance Guidelines state the Board’s view that the combination or separation of these offices should continue to be considered as part of the succession planning process and that it is in the best interests of the Company for the Board to have the flexibility to make a determination as to the combination or separation of the offices of chairman of the board and chief executive officer in light of the prevailing circumstances.

In support of its proposal, the proponent cites Recommendations from the NACD Concerning Reforms in the Aftermath of the Enron Bankruptcy, Comment Letter from Roger Raber to NYSE (March 4, 2002) which states that “[b]oards should consider formally designating an independent director as chairman or lead director.” However, the National Association of Corporate Directors’ recommendations do not suggest that shareholders, rather than the Board, decide whether an independent director or the chief executive officer act as chairman of the board or that separation of the positions is appropriate in all circumstances.

The Board of Directors believes that the current Board structure provides the right combination of executive leadership and independent oversight of the management’s performance. The business and affairs of Merrill Lynch are managed under the direction of a Board that contains an overwhelming majority of independent directors. All members of the Board of Directors, except Stan O’Neal, are independent within the meaning of the Company’s Director Independence Standards and the NYSE rules. Each standing committee of the Board of Directors consists entirely of independent directors and the composition and chairs of such committees are recommended by the Nominating and Corporate Governance Committee for appointment by the Board. The Management Development and Compensation Committee annually reviews chief executive officer performance. The independent directors meet at regularly scheduled quarterly executive sessions that are attended only by the independent directors. Each of the chairs of our Board Committees presides over the private sessions on a rotating basis and communicates frankly and frequently with the chief executive officer.

The Board believes that the elevation of one among its independent directors to the role of chairman of the board would curtail the current extensive level of interaction between the management and all other Board members. Therefore, the Board believes that adopting this resolution, which would limit the Board’s discretion in managing the relationship between the executive team and exclusively independent Board oversight committees, is not in the best interests of the Company and its shareholders. The Board believes that shareholders benefit from the Board retaining the flexibility to define the Company’s leadership structure as circumstances change.

For the reasons stated above, the Board of Directors recommends a vote
AGAINST the adoption of this shareholder proposal.

INFORMATION ON THE GOVERNANCE OF THE COMPANY

Merrill Lynch’s Corporate Governance

The business and affairs of Merrill Lynch are managed under the direction of the Board of Directors, which represents the shareholders of the Company. The Board believes that good corporate governance is a critical factor in achieving business success. The Board has long adhered to “best practices” in corporate governance in fulfillment of its responsibilities to shareholders. Its practices align management and shareholder interests. Highlights of our corporate governance practices are described below. For further information, please refer to our corporate governance website, which may be found on the Investor Relations website at www.ir.ml.com (ML Corporate Governance Website).

Board Independence and Expertise

•
Director Independence Standards. The Board of Directors has adopted a formal set of categorical standards to form the basis for determinations of director independence required by the NYSE rules. The standards, which meet all requirements for director independence contained in the SEC and NYSE rules, are included as Exhibit A to this Proxy Statement and may also be found on the ML Corporate Governance Website.

•
Board and Board Committee Independence. In January 2004, the Board of Directors considered transactions and relationships between each non-employee director and any members of his or her immediate family and the Company and its executive management. As a result of its review, the Board of Directors has affirmatively determined that each of our directors other than Mr. O’Neal, our Chairman and Chief Executive Officer, meets the criteria of the director independence standards referred to above and, therefore, is independent.

All of the standing committees of the Board are composed of independent directors. These committees are: the Audit Committee, the Finance Committee, the Management Development and Compensation Committee, the Nominating and Corporate Governance Committee, and the Public Policy and Responsibility Committee.

There are no interlocking directorships and none of our independent directors receive any consulting, advisory or other non-director compensatory fees from the Company.

•
Director Qualifications. The Nominating and Corporate Governance Committee is responsible for identifying, reviewing, assessing and recommending to the Board candidates to fill vacancies on the Board that occur for any reason. This Committee has established director candidate guidelines setting forth criteria that are considered in evaluating the candidacy of any individual as a member of the Board. See “Information on the Director Nomination Process.”

•
Experience and Diversity. Our Board is composed of individuals with experience in the fields of business, education, military and diplomatic service. Several of our Board members have international experience and all have high moral and ethical character. The Board includes two female directors and two minority directors.

•
Audit Committee Independence and Expertise. Three of our current Audit Committee members — Mr. Phelan, Mr. Neubürger and Mrs. Peters — are “audit committee financial experts”, as defined in the SEC rules, and all members of the Audit Committee are independent directors as required by the SEC and NYSE rules. All members of the Audit

Committee meet the financial literacy requirements of the NYSE and at least one member has accounting or related financial management expertise as required by the NYSE rules.

Governance Policies and Ethical Guidelines

•
Board Committee Charters. The committees of the Merrill Lynch Board of Directors have operated pursuant to written charters since the mid-1970s. We believe that the charters of our Board Committees reflect current best practices in corporate governance. The Audit Committee Charter is attached as Exhibit B and all of the Company’s Board Committee charters may be found on the ML Corporate Governance Website.

•
Corporate Governance Guidelines. The Board of Directors has documented its corporate governance practices and adopted the Merrill Lynch Corporate Governance Guidelines, which may be found on the ML Corporate Governance Website.

•
Guidelines for Business Conduct. Merrill Lynch’s Guidelines for Business Conduct were adopted in 1981 to emphasize the Company’s commitment to the highest standards of business conduct. The current version of the Guidelines, updated to reflect new statutory requirements, was adopted in 2002 by the Board of Directors and designated as the Company’s code of ethics for directors, officers and employees in performing their duties.

The Guidelines also set forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Guidelines in a confidential manner. Merrill Lynch’s Guidelines for Business Conduct may be found on the ML Corporate Governance Website.

•
Code of Ethics for Financial Professionals. The Board of Directors adopted Merrill Lynch’s Code of Ethics for Financial Professionals in 2003. The Code, which applies to all Merrill Lynch professionals who participate in the Company’s public disclosure process, supplements our Guidelines for Business Conduct and is designed to promote honest and ethical conduct, full, fair and accurate disclosure and compliance with applicable laws. Merrill Lynch’s Code of Ethics for Financial Professionals may be found on the ML Corporate Governance Website.

•
Procedures for Handling Accounting Concerns. The Audit Committee has adopted procedures governing the receipt, retention and handling of concerns regarding accounting, internal accounting controls or auditing matters that are reported by employees, shareholders and other persons. Employees may report such concerns confidentially and anonymously by using the Merrill Lynch Ethics Hotline, as directed in Merrill Lynch’s Guidelines for Business Conduct. All others may report such concerns in writing to the Board of Directors or Audit Committee, c/o Judith A. Witterschein, Corporate Secretary, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038-2510.

Significant Board Practices

•
Private Executive Sessions. Our independent directors meet at regularly scheduled executive sessions on at least a quarterly basis. The chairs of our Board Committees rotate responsibility for chairing the executive sessions of the independent directors.

•	Advance Materials. Information and data important to the directors’ understanding of the business or matters to be considered at a Board or Board Committee meeting are, to the extent practical, distributed to the directors sufficiently in advance of the meeting to allow careful review prior to the meeting.

•
Board Self-Evaluation. The Board conducts an annual self-evaluation that is led by the Nominating and Corporate Governance Committee. This assessment focuses on the Board’s contribution to the Company and emphasizes those areas in which the Board believes a better contribution could be made. In addition, the Audit, Management Development and Compensation, and Nominating and Corporate Governance committees conduct annual self-evaluations.

•
Director Orientation and Education Programs. Newly-elected Board members are educated about the business and operations of the Company through presentations on our business segments and primary support areas. The Board is updated on developments in the Company’s business and its markets as well as changes in the regulatory environment through reports at Board meetings and by communications from Merrill Lynch management between meetings. Board members are also encouraged to participate in director education programs offered by third parties.

Board and Board Committee Access to Management and to Outside Advisors

•
Access to Management and Employees. Directors have full and unrestricted access to the management and employees of the Company. Additionally, key members of management attend Board meetings from time to time to present information about the results, plans and operations of the business within their areas of responsibility.

•
Access to Outside Advisers. The Board and its Committees may retain counsel or consultants without obtaining the approval of any officer of the Company in advance or otherwise. The Audit Committee has the sole authority to retain and terminate the independent auditor. The Nominating and Corporate Governance Committee has the sole authority to retain search firms to be used to identify director candidates. The Management Development and Compensation Committee has the sole authority to retain compensation consultants for advice on executive compensation matters.

Stock Ownership by Directors

•
Director Stock Ownership. Merrill Lynch directors are required to own equity in the Company. Merrill Lynch non-employee directors receive a significant portion of their annual compensation in stock units and options. The Company believes that the equity component of director compensation serves to further align the directors with the interests of our shareholders.

Stock Ownership by Executive and Senior Management

•
Stock Ownership Guidelines. The Management Development and Compensation Committee has adopted formal stock ownership guidelines that set minimum expectations for executive and senior management ownership and retention of stock. Merrill Lynch has long maintained an ownership culture among its executive and senior managers.

Information on the Director Nomination Process

The Nominating and Corporate Governance Committee has adopted Board Candidate Guidelines that describe the attributes and qualifications considered by the Committee in evaluating nominees for director. The attributes and qualifications that the Committee looks for in nominees for director are: (i) management and leadership experience; (ii) skilled and diverse background; and (iii) integrity and professionalism.

The Committee also believes that the Board should be composed of individuals who have demonstrated notable achievements in business, education or public service and who possess one or more of the following specific qualities or skills: (i) financial expertise and prior public company audit committee service; (ii) financial markets knowledge; (iii) consumer markets knowledge; and (iv) international experience. The Board Candidate Guidelines are an exhibit to the Merrill Lynch Corporate Governance Guidelines, which may be found on the ML Corporate Governance Website. Additionally, our By-Laws require that all directors own equity in the Company.

The Nominating and Corporate Governance Committee will consider shareholder nominees for election as directors at the annual meeting provided that notice of any such nominations are delivered to the Corporate Secretary at least 50 days but no more than 75 days before the annual meeting. The notice must include: (i) information about the stockholder, including the amount of his or her holdings of Merrill Lynch common stock and his or her intention to appear at the annual meeting; (ii) a description of any arrangements between the shareholder and the proposed nominee(s) pursuant to which the nominations are to be made; (iii) such information about the nominee as is required to be disclosed in the proxy statement; and (iv) the written consent of each proposed nominee to serve as a director of the Company.

Members of the Nominating and Corporate Governance Committee, other Board members or members of executive management may, from time to time, identify individuals for consideration as potential director nominees. The Committee will consider all proposed nominees, including shareholder nominees, in light of the Board Candidate Guidelines and the assessed needs of the Board at the time. The Committee has, from time to time, retained the services of director search firms to assist it in identifying and evaluating qualified candidates for its consideration and may also use such firms to assist in interviewing and evaluating shareholder nominees.

In 2003, the Nominating and Corporate Governance Committee retained two executive search firms to work jointly with the Committee in identifying potential nominees for election to the Board of Directors. The firms identify and evaluate potential candidates believed to possess the qualifications and characteristics identified by the Committee. The firms also provide background information on the potential nominees and, if so directed by the Committee, make the initial contact to assess the potential candidate’s interest in exploring a board candidacy.

Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Joseph W. Prueher and David K. Newbigging for election to the Board of Directors for a three-year term expiring in 2007. Admiral Prueher was initially elected as a director by the Board in 2001. David H. Komansky, who was Chief Executive Officer at that time, suggested that the Committee consider Admiral Prueher as a candidate for nomination to the Board. After a review of his qualifications, the Committee recommended that Admiral Prueher be considered for election to the Board of Directors. David K. Newbigging has served on the Board of Directors since 1996.

There were no nominees for election as directors at Merrill Lynch’s 2003 Annual Meeting of Shareholders that were submitted by shareholders or groups of shareholders owning more than 5% of Merrill Lynch’s common stock.

Communications with Directors

Shareholders and other interested parties may communicate with the non-management members of the Board of Directors by writing to the Board, c/o Judith A. Witterschein, Corporate Secretary, 222 Broadway, 17th Floor, New York, New York 10038-2510. All written submissions that appear to be good faith efforts to communicate with Board members about matters involving the interests of the Company and its shareholders are collected and periodically forwarded to the Board of Directors along with a summary of the Company’s responses. Concerns relating to accounting, internal accounting controls or auditing matters are immediately brought to the attention of the Company’s internal audit group and are handled in accordance with the procedures established by the Audit Committee with respect to such matters.

Board Committee Membership and Meetings

The Board of Directors has appointed five standing committees: the Audit Committee, the Finance Committee, the Management Development and Compensation Committee, the Nominating and Corporate Governance Committee, and the Public Policy and Responsibility Committee. Each of these Board Committees consists entirely of independent directors and operates under a written charter, which sets forth such committee’s authorities and responsibilities. The Board of Directors held seven meetings in 2003.

As stated in Merrill Lynch’s Corporate Governance Guidelines, which may be found on the ML Corporate Governance Website, directors are expected to attend all Board meetings and meetings of the Board Committees on which they serve. In 2003, each of our directors attended 75% or more of the total number of meetings of the Board of Directors and of the meetings of the Board Committees on which he or she served. As stated in our Corporate Governance Guidelines, all directors are expected to attend the annual meetings of shareholders. All members of the Board of Directors attended Merrill Lynch’s 2003 Annual Meeting of Shareholders.

The following table shows the current membership of and the number of meetings held by each of our Board Committees during the 2003 fiscal year.

	Meetings in
Name of Committee	2003	Committee Members (*Chair)

Audit Committee	11	Mr. Phelan*	Mrs. Peters
		Mr. Neubürger	Adm. Prueher
		Mr. Newbigging

Finance Committee	7	Mr. Phelan*	Mrs. Peters
		Mr. Neubürger	Adm. Prueher
		Mr. Newbigging

Management Development and Compensation Committee	10	Mrs. Conway*	Mr. Cribiore
		Mr. Clark	Mr. Harvey

Nominating and Corporate Governance Committee	7	Mrs. Conway*	Mr. Cribiore
		Mr. Clark	Mr. Harvey

Public Policy and Responsibility Committee	3	Mr. Newbigging*	Mr. Harvey
		Mrs. Conway	Mrs. Peters

Description of Our Board Committees

A brief description of our Board Committees and certain of their principal functions is set forth below. These descriptions below are qualified in their entirety by the full text of the Board Committee charters. The charters of all of our Board Committees may be found on the ML Corporate Governance Website. The Audit Committee Charter is attached as Exhibit B.

The Audit Committee consists of five of our independent directors, each of whom meets the requirements for independence, experience and expertise, including financial literacy, set forth in the applicable laws and rules of the SEC and the NYSE rules. The Board has determined that three of our Audit Committee members — Mr. Phelan, Mr. Neubürger and Mrs. Peters — are “audit committee financial experts” as that term is defined in the SEC rules. The SEC rules provide that audit committee financial experts do not have any additional duties, obligations or liabilities and are not considered experts under the U.S. Securities Act of 1933.

One of our Audit Committee members — Mrs. Peters — serves on the audit committee of three other public companies. The Board has determined that Mrs. Peters can effectively serve on the Company’s Audit Committee notwithstanding her service on three other public company audit committees. In making its determination, the Board considered, among other things: (i) that she has not had the obligations associated with full-time employment since 2000; (ii) her exemplary attendance record; (iii) her impressive background and her experience in assessing financial disclosure and interpreting financial matters; and (iv) the consistent and valuable contribution that Mrs. Peters makes to our Audit Committee.

Mr. Phelan, the Chair of the Audit Committee and the Finance Committee, will retire from the Board of Directors at the 2004 Annual Meeting of Shareholders. The Nominating and Corporate Governance Committee has recommended that the Board appoint David K. Newbigging to chair the Audit Committee and the Finance Committee upon Mr. Phelan’s retirement. Mr. Newbigging has served as a member of the Audit and Finance Committees since he joined the Board of Directors in 1996.

Mr. Newbigging has an extensive financial background. He joined Jardine, Matheson Group (Jardine), a diversified trading company headquartered in Hong Kong, in 1954. He served in several countries in the Asia Pacific Region, becoming Managing Director in 1970 and Chairman and Chief Executive Officer of Jardine in 1975. While serving in these positions, Mr. Newbigging supervised individuals responsible for Jardine’s financial statements. Jardine became a publicly listed company in 1961 and has grown into a multi-national diversified company with a number of publicly listed subsidiaries and associates in several jurisdictions. Following his retirement from Jardine, Mr. Newbigging relocated to the United Kingdom in 1984. Since then he has been a director and Chairman of several publicly listed companies including Rentokil Group and Friends Provident plc (of which he is still Chairman), which are both constituents of the FTSE 100 on the London Stock Exchange. Mr. Newbigging was Chairman of the Audit Committee of both Rentokil and Friends Provident before being appointed Chairman of the Board of those companies. He also served on the Board and Audit Committee of Ocean Energy Inc., a publicly listed U.S. company, and its predecessor company, from 1987 until 2003 and has served on the Board of PACCAR Inc., a publicly listed U.S. company, since 1999. Mr. Newbigging has been active in the not-for-profit sector in the United Kingdom. He currently serves as Chairman and Deputy Chairman of Trustees of two large U.K. registered charities, respectively, and also serves as a member of the Audit Committee of one of those charities. Mr. Newbigging currently serves as Chairman of Friends Provident plc, a U.K. based publicly listed life assurance and asset management company and Chairman of Talbot Holdings Limited, a U.K. based unlisted non-life insurance company.

The Audit Committee met 11 times during 2003. This Committee:

•	appoints the Company’s independent auditor, reviews the scope of the audit, approves the fees and regularly reviews the qualifications, independence and performance of the independent auditor

•	pre-approves all non-audit services proposed to be rendered by the independent auditor and the fees for such services

•
reviews our consolidated financial statements with management and our independent auditor, including significant reporting issues and judgments made in connection with the preparation of our consolidated financial statements

•
reviews and discusses with our independent auditor the critical accounting policies applicable to our Company and its businesses, alternative accounting treatments under generally accepted accounting principles and other material written communications between the independent auditor and management

•	reviews our earnings press releases and other material financial information

•	reviews budgeting and expense allocation processes applicable to compensation of Research Analysts to ensure compliance with legal and regulatory requirements

•	oversees our system of internal accounting controls and the internal audit function, including the appointment of our Director of Corporate Audit

•
oversees compliance with risk management policies, procedures and functions, including material financial, legal and reputational risk exposures and management’s actions to monitor and control such risks

•	oversees our compliance function and the adequacy of our procedures for compliance with Company policies as well as with legal and regulatory requirements

•	monitors the receipt, retention and treatment of concerns relating to accounting, internal accounting controls and auditing matters reported by employees, shareholders and other interested parties.

The Finance Committee consists of five of our independent directors and met seven times during 2003. This Committee:

•	reviews, recommends and approves policies and procedures regarding financial commitments and other expenditures

•	reviews and approves financial commitments, acquisitions, divestitures and proprietary investments in excess of certain specified dollar amounts

•	oversees our corporate funding policy, securities offerings, financing and related funding matters

•	reviews our financing plan and capital commitments budget

•	recommends, and in the case of preferred stock approves, the declaration of dividends and other dividend related matters.

The Management Development and Compensation Committee consists of four of our independent directors. Each of these directors meet the criteria for independence set forth in the NYSE rules, the definition of “Non-Employee Director” set forth in Rule 16b-3 under the U.S. Securities and Exchange Act of 1934 and the definition of “outside director” set forth in the regulations promulgated under Section 162(m) of the Internal Revenue Code. The Committee met 10 times during 2003. This Committee:

•	reviews management development and succession programs and policies, as well as all appointments of senior management, and reviews and recommends to the Board all appointments of executive management

•	determines annual corporate goals and objectives for the Chairman and Chief Executive Officer of the Company and evaluates his performance against these goals

•
determines salaries and annual performance-based compensation for the Chairman and Chief Executive Officer and other members of executive management and reviews and approves salaries and annual performance-based compensation for members of senior management

•
approves the aggregate dollar amounts of bonus compensation to be paid to Company employees and the proportion of such dollar amounts that will be paid in the form of stock compensation in lieu of cash

•	administers the Company’s stock and stock-based compensation plans, including approving stock bonus amounts for all employees and the terms and conditions of such awards

•	reviews the Company’s compensation programs, policies and accruals to align them with the Company’s annual and long-term goals and the interests of the stockholders

•	reviews evaluation and compensation policies and processes applicable to Research Analysts to ensure compliance with legal and regulatory requirements

•	reviews and approves changes to benefit plans that result in the issuance of stock or a material change to the benefits provided to employees

•	has sole authority to retain consultants having special competence to assist the Committee, including sole authority to approve any such consultant’s fee and other retention terms

•	discharges other responsibilities as described under the caption “Management Development and Compensation Committee Report on Executive Compensation” included in this Proxy Statement.

The Nominating and Corporate Governance Committee consists of four of our independent directors each of whom meets the requirements for independence set forth in the NYSE rules. The Nominating and Corporate Governance Committee met seven times during 2003. This Committee:

•
identifies and recommends potential candidates to serve on the Board and considers director nominees recommended by our shareholders, with a view toward maintaining a desirable balance of experience and expertise among the directors

•	makes recommendations relating to the membership of committees of the Board of Directors

•	develops and recommends guidelines and practices for effective corporate governance of the Company

•	leads the Board of Directors in conducting its annual review of the Board’s performance.

The Public Policy and Responsibility Committee consists of four of our independent directors and met three times during 2003. This Committee:

•	assists the Board of Directors and senior management in overseeing Merrill Lynch’s fulfillment of its principles of Respect for the Individual, Teamwork, Responsible Citizenship and Integrity

•
reviews and makes recommendations regarding our policies, practices and actions as they relate to social and public policy issues that affect our business and the communities where we are represented around the world

•	reviews and, where appropriate, makes recommendations regarding our business policies and practices relative to the Foreign Corrupt Practices Act and similar laws worldwide

•	reviews and oversees our charitable contribution policies in all areas

•
reviews and oversees our political contribution policies and practices worldwide, including direct contributions by Merrill Lynch and its subsidiaries, contributions by the Company’s political action committee and, where regulatory considerations apply, direct employee contributions.

Compensation of Directors

Fees and Expenses

The independent non-employee directors were paid the following compensation for service as members of the Board of Directors and as members of Board Committees. The directors were also reimbursed for out-of-pocket expenses incurred in attending Board and Board Committee meetings in 2003.

•	$75,000 in cash compensation to each non-employee director

•	$25,000 to the Chair of each of the Management Development and Compensation Committee and the Audit Committee

•	$15,000 to the Chair of each of the Public Policy and Responsibility Committee, the Finance Committee, and the Nominating and Corporate Governance Committee

•	Board members who head more than one committee receive an additional annual sum equal to $7,500 for each additional committee for which they serve as chair.

Non-employee directors are entitled to defer all or a portion of their cash compensation. Deferred payments are held in accounts with values indexed either to the performance of selected mutual funds and certain sponsored employee partnerships, or to the performance of the Company’s common stock, including reinvested dividends.

Non-employee directors also receive an annual grant of deferred stock units valued at $72,500 and an annual grant of stock options also valued at $72,500 under the Non-Employee Director’s Plan. Deferred stock units represent the Company’s obligation to deliver one share of our common stock for each unit. The grants are made following the Annual Meeting. If a director joins the Board in mid-year, he or she receives a pro-rated grant.

Deferred stock units are payable at the end of a five-year deferral period, or earlier if the non-employee director’s service on the Board ends. Payment of the deferred stock units may be further deferred prior to the end of the deferral period. These units receive dividend equivalents but do not have voting rights.

The stock options granted to non-employee directors entitle the holder to receive one share of our common stock upon payment of the exercise price, which is the average of the high and low prices of our common stock on the grant date. These stock options become exercisable six months following the date of grant.

Mr. Clark and Mr. Harvey provided services in 2003 related to their membership on a special litigation committee formed by the Board of Directors in connection with a stockholder derivative action that commenced in 1991 and settled in 2003. The amount of compensation payable for these services was $16,497 for Mr. Clark and $12,831 for Mr. Harvey.

Other than as described in this section, no compensation was paid to any director for service on the Board or any of the Board Committees.

Retirement

Directors who joined the Board of Directors after February 2001 are not eligible for any pension benefits. Non-employee directors who served prior to that date are entitled to receive, at their election, either lifetime annual retirement payments, a lump-sum payment, or a death benefit when they end their service for any reason (other than cause), in each case, the amount to be paid in respect of their retirement benefit is limited by the directors’ 2001 annual base compensation of $55,000 annually.

Benefits

Non-employee directors who joined the Board after February 2001 are not eligible for medical insurance benefits. These benefits are offered to non-employee directors who joined the Board prior to that date and to their eligible family members. These benefits are generally comparable to those offered to our employees, except that we provide these benefits on a non-contributory basis and with differences in deductible, coinsurance and lifetime benefits. We also offer life and business travel insurance benefits to non-employee directors. In 2003, premiums paid for medical insurance coverage that we provided were $1,608 for Mrs. Conway and $3,216 for Mr. Phelan and premiums paid for life insurance coverage that we provided were $226 for Mr. Cribiore, $152 for Mr. Neubürger and $436 for Admiral Prueher.

Audit Committee Report

The Audit Committee is comprised of five independent directors and operates under a written charter. The Audit Committee held 11 meetings in 2003. The meetings facilitated communication with senior management and employees, the internal auditors and Deloitte & Touche LLP (Deloitte & Touche), the Company’s independent auditor. The Committee held discussions with the internal and independent auditors, both with and without management present, on the results of their examinations and the overall quality of the Company’s financial reporting and internal controls.

The Committee has the sole authority to appoint or replace the independent auditor, and is directly responsible for the oversight of the scope of its role and the determination of its compensation. The Committee regularly evaluates the performance and independence of the Company’s independent auditor and, in addition, has reviewed and pre-approved all services provided by Deloitte & Touche during 2003.

As stated in the Committee’s charter, the Committee’s responsibility is one of oversight. It is the responsibility of Merrill Lynch’s management to establish and maintain a system of internal controls over financial reporting, to plan and conduct audits and to prepare consolidated financial statements in accordance with generally accepted accounting principles. It is the responsibility of Merrill Lynch’s independent auditor to audit those financial statements. The Committee does not provide any expert or other special assurance as to the Company’s financial statements or any expert or professional certification as to the work of the Company’s independent auditor.

In fulfilling its responsibilities, the Committee has met and held discussions with management and the independent auditor regarding the fair and complete presentation of Merrill Lynch’s financial results. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. The Committee has reviewed and discussed the annual audited and quarterly consolidated financial statements for Merrill Lynch for the 2003 fiscal year (including the disclosures contained in the Company’s 2003 Annual Report on Form 10-K and its 2003 Quarterly Reports on Form 10-Q, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) with Merrill Lynch’s management and the independent auditor.

The Committee has discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the Committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with Deloitte & Touche its independence from Merrill Lynch and its management. The Committee has also considered whether the provision of non-audit services by the Company’s independent auditor is compatible with maintaining the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements for Merrill Lynch for the fiscal year ended December 26, 2003 be included in the Company’s 2003 Annual Report to Shareholders which will be incorporated by reference into the Company’s 2003 Annual Report on Form 10-K for the year ended December 26, 2003 for filing with the Securities and Exchange Commission.

Audit Committee

John J. Phelan, Jr., Chairman
Heinz-Joachim Neubürger
David K. Newbigging
Aulana L. Peters
Joseph W. Prueher

Pre-Approval of Services Provided by the Company’s Independent Auditor

Consistent with SEC rules regarding auditor independence, the Audit Committee has established a policy governing the provision of audit and non-audit services to the Company.

Pursuant to this policy, the Audit Committee will consider annually and, if appropriate, approve the provision of all audit services to the Company by the independent auditor and by any other auditor proposed to be retained to provide audit services (e.g., in compliance with a foreign statute). The Audit Committee will also consider and, if appropriate, pre-approve the provision by the independent auditor of services that fit within the following categories of permitted non-audit services within a specified dollar limit.

•
Audit services include audit, review and attest services necessary in order to complete the audit and quarterly reviews of our financial statements, as well as services that generally only the independent auditor can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

•	Audit-Related services are for assurance and related services provided by the independent auditor that are reasonably related to the review of our financial statements and are not audit fees.

•
Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of our financial statements, and include fees for tax compliance, tax advice and tax planning.

•
All Other services are those services not captured in the other three categories that are not prohibited services, as defined by the SEC, and that the Audit Committee believes will not impair the independence of the independent auditor.

Any proposed engagement of the independent auditor that does not fit within one of the pre-approved categories of service or is not within the established fee limits must be pre-approved by the Audit Committee.

The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee in time sensitive cases. The exercise of such authority must be reported to the Audit Committee at its next regularly scheduled meeting. The Audit Committee regularly reviews summary reports detailing all services (and related fees and expenses) being provided to the Company by the independent auditor.

Fees Paid to the Company’s Independent Auditor

The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of Merrill Lynch’s consolidated financial statements for the years ended December 26, 2003 and December 27, 2002 and fees billed for other services rendered by Deloitte & Touche LLP during those periods. In pre-approving the services generating fees in 2003, the Audit Committee has not relied on the de minimis exception to the SEC pre-approval requirements applicable to the provision of audit-related, tax and all other services provided by the independent auditor.

	2003	2002
Audit(1)	$27,000,000	$22,600,000
Audit-Related(2)	6,600,000	5,500,000
Tax(3)	9,500,000	10,600,000
All Other(4)	22,900,000	28,700,000

Total	$66,000,000	$67,400,000

(1)
Audit Fees consisted of audit work performed in the review and preparation of our consolidated financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC. The 2002 Audit Fee reflects an additional fee of $658,000 attributable to the audit of our 2002 consolidated financial statements that was not billed until after the mailing of our 2003 Proxy Statement and a re-characterization of certain attest services described in footnote 2 below, which developing disclosure practices suggest are better characterized as “Audit-Related Fees.”

(2)
Audit-Related Fees consisted principally of employee benefit plan audits; accounting consultations and attest services concerning financial accounting and reporting standards; advice concerning internal controls; transaction services such as due diligence related to mergers and acquisitions; and accounting assistance and audits in connection with proposed or consummated acquisitions. The 2002 Audit-Related Fee has been restated to include a re-characterization of fees of $632,000 for attest services related to Statement of Auditing Standards No. 70, previously included in the 2002 Audit Fees.

(3)
Tax Fees includes all services performed by the independent auditor’s tax personnel, except those services specifically related to the review and preparation of our financial statements and consisted principally of tax compliance, advisory and planning services. Tax compliance related fees accounted for $7,500,000 of the 2003 Tax Fees.

(4)
All Other Fees consisted principally of advisory and management consulting services supporting new business initiatives and improvements related to internal operations, and project management for developing and implementing non-financial systems related to managing client accounts. SEC rules prohibit us from engaging our independent auditor to provide any new services related to financial information systems design and implementation. All grandfathered services related to financial information systems design and implementation were concluded by Deloitte & Touche LLP in 2003 and are included in “All Other Fees.” Fees paid for services related to financial information systems design and implementation in 2003 and 2002 were $864,000 and $2,500,000, respectively.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

Ownership by Our Directors and Executive Officers

We encourage our directors, officers and employees to become shareholders of Merrill Lynch. We believe that this helps to align their interests with your interests, as shareholders. We also believe that this policy has been an important positive factor in the long-term returns that we have achieved for our shareholders.

The following table contains information about the beneficial ownership of our common stock by each of the directors, the CEO and the five other most highly compensated executive officers of the Company and by all directors and executive officers considered as a group. In addition, we have provided information about ownership of stock-linked instruments that provide economic exposure to the common stock but do not represent actual beneficial ownership of shares. This information is as of February 24, 2004, the record date.

Amount and Nature of Beneficial Ownership

		Total			Stock
		Beneficial	Common	Stock	Appreciation	Stock
Name	Position	Ownership(1)	Stock(2)	Options(3)	Rights(4)	Units(5)

W.H. Clark	Director	27,926	14,078	13,848	0	5,141
Jill K. Conway	Director	22,034	8,186	13,848	0	7,450
Alberto Cribiore	Director	39,509	35,000	4,509	0	2,425
Ahmass L. Fakahany	Executive Vice President	453,012	182,022	343,900	53,908	67,922
Gregory J. Fleming	Executive Vice President	353,477	173,279	217,992	58,809	0
James P. Gorman	Executive Vice President	591,024	159,774	544,519	53,908	109,659
George B. Harvey	Director	32,790	18,942	13,848	0	13,674
Do Woo Kim	Executive Vice President	503,042	269,983	323,000	83,313	0
Robert J. McCann	Executive Vice President	913,264	224,841	765,980	58,809	0
Heinz-Joachim Neubürger	Director	13,326	0	13,326	0	5,230
David K. Newbigging	Director	29,274	15,426	13,848	0	8,663
E. Stanley O’Neal	Director, Chairman and CEO(6)	2,169,336	441,880	2,462,618	137,221	140,621
Aulana L. Peters	Director	20,339	6,491	13,848	0	23,873
John J. Phelan, Jr.	Director	33,298	19,450	13,848	0	7,450
Joseph W. Prueher	Director	12,908	0	12,908	0	4,394

Directors and executive officers as a group		6,388,679	2,147,621	5,501,622	526,645	459,023

(1)
No individual director or executive officer beneficially owns more than 1% of our outstanding common stock. The directors and executive officers as a group beneficially own approximately 0.66% of the outstanding common stock. This column represents total shares of common stock that are beneficially owned or can be acquired within 60 days of the record date.

(2)
Except as noted, the directors and executive officers have sole voting and investment power over the shares of common stock listed. Of the common stock held by Mrs. Peters, 5,691 shares are held in a trust for which she has shared voting and investment power. Of the common stock held by Mr. Kim, 35 shares are held in a charitable foundation for which he has shared voting and investment power.

(3)
This column includes all stock options held by the directors and executive officers, including 4,241,058 stock options that are exercisable as of the record date or within 60 days of the record date. The number of stock options exercisable as of the record date or within 60 days of the record date for the named individuals are as follows: Mr. Clark 13,848, Mrs. Conway 13,848, Mr. Cribiore 4,509, Mr. Fakahany 270,990, Mr. Fleming 180,198, Mr. Gorman 431,250, Mr. Harvey 13,848, Mr. Kim 233,059, Mr. McCann 688,423, Mr. Neubürger 13,326, Mr. Newbigging 13,848, Mr. O’Neal 1,727,456, Mrs. Peters 13,848, Mr. Phelan 13,848, and Admiral Prueher 12,908.

(4)
Stock appreciation rights entitle the holder to receive the difference between the market price of common stock at exercise and the exercise price, payable in shares of common stock based on the market price. None of the stock appreciation rights are exercisable as of the record date or within 60 days of the record date.

(5)
Stock units are linked to the value of our common stock and are generally paid in shares of common stock at the end of the applicable restricted or deferral period. None of the stock units are payable within 60 days of the record date.

(6)	Mr. O’Neal also serves as the President and Chief Operating Officer of the Company.

Owners of More than 5% of Our Common Stock

Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock.

	Beneficial		Percent of
Name and Address of Beneficial Owner	Ownership		Class(1)

State Street Bank and Trust Company
225 Franklin Street, Boston, Massachusetts 02110
As trustee of the Merrill Lynch Employee Stock Ownership Plan (ESOP)	32,836,232	(2)	3.38%
As trustee of other Merrill Lynch employee benefit plans	34,413,543	(3)	3.55%
As trustee or discretionary advisor for certain unaffiliated accounts and collective investment funds	27,368,106	(4)	2.82%
FMR Corp.	53,761,037	(5)	5.54%
82 Devonshire Street, Boston, Massachusetts 02109
Barclays Global Investors, NA and certain of its affiliates	48,303,889	(6)	4.98%
45 Fremont Street, San Francisco, California 94105

(1)	Percentages are calculated based on the common stock and exchangeable securities outstanding as of February 24, 2004.

(2)
This information was provided by State Street. As of December 31, 2003, there were 32,026,538 shares allocated to ESOP participants who have the right to direct the voting by State Street for those allocated shares. As of December 31, 2003, there were 809,694 shares beneficially owned by the ESOP but unallocated to participants. As provided by the terms of the ESOP, State Street is generally obligated to vote unallocated shares and those allocated shares for which it has not received instructions in the same proportion as allocated shares for which it has received voting instructions. As of February 24, 2004, the record date, there were 30,904,402 shares beneficially owned by the ESOP. Of this number 30,136,289 shares were allocated to ESOP participants and 768,113 shares were unallocated to ESOP participants.

(3)
This information is as of December 31, 2003 and was provided by State Street. Under these Merrill Lynch employee benefit plans, participants have the right to direct the voting by State Street of shares of common stock. State Street is generally obligated to vote shares for which it has not received instructions in the same proportion as shares that have directed a vote. On the record date, there were 34,474,513 shares beneficially owned by other Merrill Lynch employee benefit plans.

(4)
This information is as of December 31, 2003 and was derived from a SEC filing by State Street. State Street has sole voting power over 24,609,603 shares, sole dispositive power over 27,197,743 shares, shared voting power over 86,036 shares, and shared dispositive power over 170,363 shares.

(5)
This information is as of December 31, 2003 and was derived from a SEC filing by FMR Corp. (FMR), Edward C. Johnson 3d, Chairman of FMR, and Abigail P. Johnson, a director of FMR. The FMR reporting entities are (i) FMR, on behalf of its direct and indirect subsidiaries, Fidelity Management & Research Company (Fidelity), Fidelity Management Trust Company and Strategic Advisers, Inc. and (ii) Fidelity International Limited (FIL), on behalf of itself and its direct and indirect subsidiaries. These FMR entities have sole voting power over 2,900,657 shares and sole dispositive power over 53,761,037 shares. In addition, Edward C. Johnson 3d and Abigail P. Johnson have sole dispositive power over all shares.

Fidelity is the beneficial owner of 50,593,840 shares or 5.21% of the Class as a result of acting as investment adviser to various investment companies (Funds). Edward C. Johnson 3d, FMR, through its control of Fidelity, and the Funds each has sole power to dispose of the 50,593,840 shares owned by the Funds. FIL is the beneficial owner of 982,059 shares and has sole voting power and sole dispositive power over these shares.

Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of FMR common stock, representing approximately 49% of the voting power of FMR. Mr. Johnson 3d owns 12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. As a result, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Mr. Johnson 3d is Chairman of FIL and approximately 40% of the voting power of FIL is held by a partnership controlled by Mr. Johnson 3d and his family members. FMR and FIL are independent entities and are of the view that they are not required to attribute to each other shares beneficially owned by the other but file on a voluntary basis as if all shares are beneficially owned on a joint basis.

(6)
This information is as of December 31, 2003 and was derived from a SEC filing by Barclays Global Investors, NA and certain of its affiliates (Barclays). The Barclays reporting entities are Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank plc, Barclays Capital Securities Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank (Suisse) SA and Barclays Private Bank Limited. Barclays has sole voting power over 42,540,128 shares and sole dispositive power over 42,582,928 shares. Barclays beneficially owned more than 5% of the Company’s common stock at year end based on the outstanding number of shares of common stock and exchangeable securities publicly disclosed by the Company at that time.

EXECUTIVE COMPENSATION

Management Development and Compensation Committee
Report on Executive Compensation

Executive Compensation Overview

In 2003, Merrill Lynch benefited from its strategic repositioning and operating discipline, achieving record net income and pre-tax profit. As the global economy and the financial markets began to recover from the downturn, Merrill Lynch delivered superior returns to shareholders. In addition, Merrill Lynch strengthened its market position, improved margins and delivered enhanced client service.

The Merrill Lynch executive compensation program, driven by annual financial results and long-term stock price appreciation, is critical to Merrill Lynch’s ability to attract and retain the most talented individuals. This program ensures that compensation is aligned with maximizing shareholder value and it provides a competitive pay opportunity for competitive performance including leadership and the achievement of specific goals.

Policies and Procedures

General

The current members of the Management Development and Compensation Committee (MDCC) are Mrs. Jill K. Conway, Mr. W. H. Clark, Mr. Alberto Cribiore, and Mr. George B. Harvey. Each of these directors has been determined to be independent under the Director Independence Standards adopted by the Board of Directors in accordance with the NYSE rules. In addition, each director meets the definition of a “Non-Employee Director” set forth in Rule 16b-3 under the Securities and Exchange Act of 1934 and the definition of an “outside director” set forth in the regulations promulgated under Section 162(m) of the Internal Revenue Code. None of the MDCC members has ever been an employee of Merrill Lynch or eligible to participate in any of the MDCC-administered compensation programs or plans for Merrill Lynch employees.

The MDCC is responsible for administering all executive officer compensation programs and plans, including determining and approving base salaries and annual performance-based cash and stock compensation (cash and stock bonus). The MDCC periodically reviews Merrill Lynch’s executive compensation programs to evaluate their alignment with the firm’s annual and long-term goals. In fulfilling its responsibilities, the MDCC has access to and makes use of Company employees and resources. Additionally, the MDCC periodically seeks advice and counsel from independent third parties. In 2003, the MDCC retained independent compensation consultants to provide the committee with objective advice regarding various executive compensation matters and programs.

Compensation Program

The elements of total compensation for Merrill Lynch executives are base salary, annual performance-based cash and stock compensation (cash and stock bonus) and other benefits. The MDCC has balanced these components of pay to provide Merrill Lynch’s top executives with a powerful incentive to achieve annual and long-term goals that promote shareholder value. As a consequence, executive officer compensation levels have fluctuated — both up and down — with the financial performance of the Company over the last several years.

Base Salary

Executive officer base salaries are reviewed periodically, based on factors considered relevant and appropriate by the MDCC at the time of review. Under the Merrill Lynch approach, like that of many investment banking/financial services firms, base salaries by design represent a relatively small portion of an executive officer’s total compensation. This approach serves to enhance the motivational value of the performance-based (and therefore variable) compensation elements of the compensation program.

Performance-Based Compensation

The MDCC believes that the best interests of shareholders are served by recruiting and retaining exceptional executive talent and managing the compensation of these executives within a consistent and disciplined framework that emphasizes pay for performance in the context of an intensely competitive market for talent.

The MDCC assesses the performance of the CEO and that of the other executive officers when determining the annual cash and stock bonus for each individual. Performance-based compensation for executive officers is funded based on the financial performance of the Company and as such provides a strong incentive to deliver superior results for the shareholder. The MDCC determines the actual amount of each executive officer’s performance-based compensation after considering a combination of financial and non-financial factors. This ensures alignment of annual financial objectives with strategic leadership initiatives.

The factors considered by the MDCC in determining performance-based compensation levels for the CEO and all other executive officers include: financial results, expense control, profit margins, strategic planning and implementation, quality of client service, market share, corporate reputation, capital allocation, compliance and risk control, management development, leadership, workforce diversity, technology and innovation. The MDCC also considers the extent to which individuals exemplify and foster Merrill Lynch’s principles of Client Focus, Respect for the Individual, Teamwork, Responsible Citizenship and Integrity. All factors are considered collectively by the MDCC.

Merrill Lynch’s policy is to maximize the deductibility of compensation payments in excess of $1 million under Section 162(m) of the Internal Revenue Code and the regulations thereunder. The Company’s shareholders have approved the performance formulas applicable to cash and stock bonuses that are designed and administered to satisfy the requirements of Section 162(m). The MDCC retains the discretion to establish executive officer performance-based compensation that is less than, but not more than, the formula amounts.

Cash Bonus

Performance-based compensation is distributed to executive officers in a combination of cash and stock. Typically, the cash bonus, when combined with base salary, represents 50% of total compensation for executive officers.

Stock Bonus

A significant portion of the dollar value of the total annual performance-based bonus is paid in stock — restricted shares and stock options/stock appreciation rights. The stock bonus generally represents 50% of executive officer total compensation. Paying a portion of annual bonuses in stock puts a significant portion of the compensation earned by the executive for a given year “at risk” based on the Company’s ability to sustain and improve its performance over future periods.

The ultimate value of stock bonuses — restricted shares and stock options/stock appreciation rights — is dependent on future stock price performance. As such, the stock bonus aligns each executive’s financial interests with those of the shareholders and encourages a balance between short-term goals and long-term strategic objectives.

The Board and management strongly believe that providing a significant portion of competitive performance-based compensation in stock is in the best interests of our shareholders. This approach to delivering incentive compensation includes executive management and extends broadly within the organization such that approximately 6,700 employees receive their bonus awards in a combination of cash and stock. This approach ensures that a large number of employees participate as shareholders in both the “downside risk” and “upside opportunity” of the Company’s performance. The stock bonus as a percentage of total compensation progressively diminishes at employee levels below executive officer. Executive officers receive a greater portion of their total compensation in stock bonuses because of their greater accountability for stock price performance over the long-term.

2003 Stock Bonuses

For performance year 2003, executive officers received 40% of their total compensation as restricted shares and 10% as stock appreciation rights (the economic equivalent of stock options). Restricted shares vest on the fourth anniversary of grant. Stock appreciation rights become exercisable over four years, 25% per year starting on the first anniversary of the grant. The exercise price of all stock appreciation rights granted is equal to the fair market value of a share of common stock on the date the grant is approved by the MDCC. The terms and conditions of stock awards made to executive officers are identical to the terms provided to all other employees who participate in the Company’s broad-based stock bonus program.

Other Benefits

Executive officers are also eligible to participate in broad-based plans offered generally to Merrill Lynch employees, including broad-based retirement, 401(k), health, and other employee benefit plans.

Compensation of the Chairman and Chief Executive Officer for 2003 Performance

Mr. O’Neal became the Chief Executive Officer on December 2, 2002 and, in addition, became the Chairman of Merrill Lynch during 2003. As such, 2003 was the first year Mr. O’Neal served the Company as both Chairman and CEO.

The year 2003 was a year of great achievement for Merrill Lynch. This success is attributable to strategic initiatives executed during the last several years. These initiatives include the repositioning of the company’s product mix and offerings, reorganizing the executive leadership team and creating a cost efficient and disciplined operating environment. Well positioned for 2003, Merrill Lynch delivered superior results:

•	Merrill Lynch’s Net Income for 2003 is $3.988 billion, which is an all-time high for the Company and 59% higher than in 2002

•	Despite market-driven revenue declines in certain key sectors, Merrill Lynch’s 2003 Net Revenue exceeded 2002 results by 8%

•	The firm’s leadership team and process have been significantly strengthened

•	Expenses have been reduced and operating discipline tightened, resulting in a leaner and more agile organization that is able to respond effectively to new challenges

•	Risk management processes and controls were strengthened enabling the firm to benefit from a more selective, strategic approach to taking risk.

The 2003 total compensation of the CEO represents an increase over the amount paid in fiscal 2002. This increase reflects the firm’s differentiated performance. Based on a year-end assessment of Merrill Lynch’s performance, the MDCC determined and the Board of Directors ratified total compensation for the CEO of $28,000,000 for performance year 2003.

The MDCC weighed a number of performance variables in determining the 2003 CEO compensation:

•	Corporate ethics and reputation

•	Merrill Lynch’s year-over-year changes with respect to net earnings, return on equity and diluted earnings per share

•	Various measures of financial performance relative to direct financial industry peer companies including pre-tax profit margin, return on equity and share of industry profits

•
Measurable strategic initiatives that the MDCC identified at the beginning of the year, including revenue growth initiatives in core products and new markets, as well as the ability to manage evolving business and market developments as they occurred throughout the year

•	Operating efficiency and expense discipline.

For performance year 2003, the MDCC determined CEO compensation would be paid as follows: base salary of $500,000 and total performance-based compensation of $27,500,000, distributed in a combination of cash and stock. The value of the stock bonus is equal to 50% of total compensation and is delivered through restricted shares equal to 40% and stock appreciation rights equal to 10% of total compensation. The remainder of performance-based compensation is provided through the cash bonus.

The determination of the number of restricted shares and stock appreciation rights is directly related to the dollar value of the stock bonus and is converted based on a market valuation with no discounts. The number of restricted shares granted was calculated by dividing the value of the restricted share award by the closing price of a share of Merrill Lynch common stock. The number of stock appreciation rights was determined by taking the dollar value of the stock appreciation right bonus and dividing it by the value of a stock appreciation right as determined using a modified Black-Scholes option pricing model as described in footnote 3 of the table labeled “Stock Appreciation Right Grants Made in Last Fiscal Year” in this Proxy Statement.

The same pay components and relative percentages were applied to total compensation for other executive officers.

Summary

The Chairman and Chief Executive Officer’s compensation for performance year 2003, based on the methodology described above, consists of:

				Stock
		Cash	Restricted	Appreciation	Total
	Base Salary	Bonus	Shares	Rights	Compensation
Chairman and CEO	$500,000	$13,500,000	$11,200,000	$2,800,000	$28,000,000

Management Development and Compensation Committee

Jill K. Conway, Chair
W.H. Clark
Alberto Cribiore
George B. Harvey

Compensation Committee Interlocks and Insider Participation

The members of the MDCC are named above. None of these individuals has ever been an officer or employee of Merrill Lynch or any of its subsidiaries and no “compensation committee interlocks” existed during the 2003 fiscal year.

Executive Compensation

The following tables contain information with respect to the CEO and the five other most highly compensated executive officers of Merrill Lynch.

Summary Compensation Table

					Long-Term
	Annual Compensation				Compensation Awards(1)
						Securities
					Restricted	Underlying
				Other Annual	Securities	Appreciation	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Compensation(2)	(3)(4)	Rights/Options	Compensation(6)
E. Stanley O’Neal	2003	$500,000	$13,500,000	$131,158	$11,200,023	137,221	$13,084
Chairman of the Board	2002	500,000	7,150,000	64,257	4,741,177	171,328	13,296
& Chief Executive Officer	2001	500,000	1,000,000		8,229,243	936,903 (5)	10,290

Do Woo Kim	2003	$225,000	$8,275,000		$6,799,975	83,313	$6,000
Executive Vice President	2002	225,000	6,375,000		2,726,958	98,540	8,000
	2001	225,000	1,000,000		5,461,712	125,788	7,100

Gregory J. Fleming	2003	$175,000	$5,825,000		$4,799,975	58,809	$8,000
Executive Vice President	2002	175,000	2,075,000		1,394,487	50,392	6,000
	2001	175,000	2,774,778		1,494,108	112,848	5,100

Robert J. McCann	2003	$172,222	$5,650,000		$4,799,975	58,809	$14,000
Executive Vice President	2002	225,000	3,975,000		1,735,343	62,708	12,000
	2001	225,000	1,000,000		5,853,616	133,188	10,500

Ahmass L. Fakahany	2003	$225,000	$5,275,000	$133,951	$4,399,988	53,908	$12,000
Executive Vice President	2002	225,000	3,525,000		2,324,121	83,984	10,000
	2001	225,000	1,000,000		4,286,212	103,590	8,800

James P. Gorman	2003	$350,000	$5,150,000		$4,399,988	53,908	$6,000
Executive Vice President	2002	350,000	3,900,000		2,633,987	95,180	6,000
	2001	350,000	1,000,000		4,555,619	110,990	5,400

(1)
Merrill Lynch pays its cash and stock bonuses in January for performance in the immediately preceding year. For performance year 2001, there was a $1 million limitation on incentive compensation that could be paid in cash to executive and senior officers. This limitation was not applicable to Mr. Fleming.

(2)
For Mr. O’Neal, includes $114,158 for 2003 and $64,257 for 2002, representing the incremental cost to the Company of required use of company aircraft. For Mr. Fakahany, includes $133,951 for 2003, representing the incremental cost to the Company of use of company aircraft. No other perquisites exceeded 25% of the amounts disclosed.

(3)
A portion of awards made in January 2004 consisted of grants of restricted shares. All awards were valued using the closing price of our common stock on the Consolidated Transaction Reporting System of $60.33 on January 26, 2004, the date of grant. The restricted shares convey to the holder the rights of a shareholder, including the right to vote and receive dividends, but are subject to a four-year vesting period. The restricted shares are subject to forfeiture and may not be sold or transferred during the vesting period.

(4)
As of December 26, 2003, the last day of the Company’s fiscal year, the named executive officers held the following number of restricted units and restricted shares, with a value based on the closing price of the Company’s common stock on the Consolidated Transaction Reporting System on such date ($57.60) as follows: Mr. O’Neal (133,254 shares and 190,075 units — $18,623,750); Mr. Kim (171,285 shares — $9,866,016); Mr. Fleming (73,488 shares — $4,232,909); Mr. McCann (165,146 shares — $9,512,410); Mr. Fakahany (65,321 shares and 92,339 units — $9,081,216); and Mr. Gorman (74,030 shares and 126,754 units — $11,565,158). These amounts do not include restricted shares awarded in 2004 for performance in 2003.

(5)	This includes 753,770 stock options granted to Mr. O’Neal on September 24, 2001 following his appointment as President and Chief Operating Officer.

(6)
Amounts shown for 2003 consist of the following: (i) contributions made in 2003 by Merrill Lynch under our 401(k) Savings & Investment Plan for Mr. McCann ($2,000), Mr. Fakahany ($2,000), and Mr. Gorman ($2,000); (ii) allocations made in 2003 by Merrill Lynch under our defined contribution retirement program for Mr. O’Neal ($10,000), Mr. Kim ($6,000), Mr. Fleming ($8,000), Mr. McCann ($12,000), Mr. Fakahany ($10,000), and Mr. Gorman ($4,000); and (iii) the dollar value of the premiums paid by Merrill Lynch with respect to the term portion of a split dollar life insurance policy purchased for Mr. O’Neal ($3,084).

Stock Appreciation Right Grants Made in Last Fiscal Year(1)

	Number of	% of Total
	Securities	Rights
	Underlying	Granted to	Exercise		Grant Date
	Rights	Employees in	Price Per	Expiration	Present
Name	Granted	Fiscal Year	Share	Date(2)	Value(3)
E. Stanley O’Neal	137,221	1.44%	$59.850	1/26/2014	$2,800,008
Do Woo Kim	83,313	0.87	59.850	1/26/2014	1,700,010
Gregory J. Fleming	58,809	0.62	59.850	1/26/2014	1,200,004
Robert J. McCann	58,809	0.62	59.850	1/26/2014	1,200,004
Ahmass L. Fakahany	53,908	0.56	59.850	1/26/2014	1,099,998
James P. Gorman	53,908	0.56	59.850	1/26/2014	1,099,998

(1)	Covers awards made in January 2004 for performance in 2003. Awards made in January 2003 for performance in 2002 are not included.

(2)
Stock appreciation rights that were granted have a 10-year term and become exercisable as follows: 25% after one year; 50% after two years; 75% after three years; 100% after four years. The stock appreciation rights are equal in value to a stock option and entitle the holder to receive a number of shares of common stock obtained by multiplying the number of stock appreciation rights exercised by the difference between the exercise price and the fair market value of common stock on the date of exercise and dividing the product by the fair market value of common stock on the date of exercise.

(3)
Valued using a modified Black-Scholes option pricing model. The exercise price of each stock appreciation right ($59.85) is equal to the average of the high and low prices on the Consolidated Transaction Reporting System of a share of common stock on January 26, 2004, the date of grant. The assumptions used for the variables in the model were: 43.52% volatility (which is the volatility of the common stock for the 84 months preceding the grant date of January 26, 2004); a 3.90% risk-free rate of return (which is the yield as of January 26, 2004 on a U.S. Government Strip (zero-coupon bond) maturing on January 26, 2011, as quoted on Bloomberg); a 1.07% dividend yield (which was the dividend yield on January 26, 2004); and a seven-year term (which is the expected term until exercise). A discount of 25% was applied to the stock appreciation right value yielded by the model to reflect the non-marketability of employee stock appreciation rights. The actual gains that executive officers will realize on their stock appreciation rights will depend on the future price of our common stock and cannot be accurately forecast by application of an option pricing model.

Aggregated Stock Option Exercises Made in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired on	Value	Options at Fiscal Year-End		at Fiscal Year-End(2)
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
E. Stanley O’Neal	0	$0	1,486,830	975,788	$20,277,783	$16,936,919
Do Woo Kim	30,780	418,047	187,416	135,584	484,913	2,671,795
Gregory J. Fleming	2,504	97,038	165,656	52,336	886,537	1,126,848
Robert J. McCann	0	0	624,706	141,274	8,074,651	2,569,371
Ahmass L. Fakahany	0	0	236,908	106,992	2,241,743	2,150,613
James P. Gorman	0	0	387,103	157,416	3,146,753	3,080,972

(1)	These valuations represent the difference between the fair market value of a share of common stock at exercise and the exercise prices of the stock options exercised.

(2)
These valuations represent the difference between $57.60, the closing price of a share of common stock on December 26, 2003 on the Consolidated Transaction Reporting System, and the various exercise prices of these stock options set at their respective dates of grant.

Pension Plan Annuity and Supplemental Annuity

In 1988, we terminated our defined benefit pension plan. In order to pay pension plan benefits to the vested participants, we purchased a group annuity contract from Metropolitan Life Insurance Company with a portion of the terminated pension plan assets. Certain executive officers named in the Summary Compensation Table are eligible to receive an annuity payment on retirement. Merrill Lynch, under a supplemental agreement, may recognize gains or losses to the extent that the experience of its employee population and investment performance of the annuity assets are higher or lower than assumptions that are based on actuarial and investment estimates.

If payments commence as a straight life annuity at age 65, the maximum annual amounts that the named executive officers would receive would be $5,676 for Mr. O’Neal, $22,020 for Mr. McCann and $948 for Mr. Fakahany. Mr. Kim, Mr. Fleming and Mr. Gorman are not eligible for these payments. These amounts reflect an offset for estimated social security benefits, as required by the terms of the terminated pension plan. Those retiring before age 65 will receive reduced annuity payments.

In January 2002, Merrill Lynch entered into an annuity agreement with Mr. O’Neal that provides for supplemental annuity payments. Under this agreement, Mr. O’Neal is entitled to the annuity if he retires after a specified age with the approval of the Board of Directors or dies while employed by Merrill Lynch. The amounts to be paid under the annuity agreements will be based on 1.25% of Mr. O’Neal’s highest five-year consecutive cash compensation and on his length of service and will be reduced by the annuity equivalent of other Merrill Lynch-provided retirement benefits. The payment will be made monthly in the form of either a life annuity, a 10-year certain and life annuity, or a 50% or 100% joint and survivor life annuity and is subject to a limitation that is adjusted semi-annually for inflation until benefits commence.

Under Mr. O’Neal’s agreement, amounts to be paid depend on his average compensation levels and years of service and are capped at either: $1,821,740 if payable as a straight life annuity or a 10-year certain and life annuity, or $1,540,607 if payable as a 50% or 100% joint and survivor life annuity. The amounts that would be payable to Mr. O’Neal as a straight life annuity payment under his agreement and different five-year average compensation and services levels are reflected in the table below. As of December 26, 2003, Mr. O’Neal’s highest consecutive five-year average cash compensation was approximately $6.7 million and he had approximately 17 years of service.

	Years of Service
Five-Year Average Compensation	20	25	30
$6,700,000	$1,675,000	$1,821,740	$1,821,740
7,000,000	1,750,000	1,821,740	1,821,740
7,500,000	1,821,740	1,821,740	1,821,740

The amounts to be paid under this annuity agreement will be reduced by:

•	the dollar amount of the pension plan annuity from Metropolitan Life described above; and

•
the combined annuity value at retirement of account balances attributable to our contributions to our 401(k) Savings & Investment Plan and our Retirement Accumulation Plan and to the allocations under our Employee Stock Ownership Plan; and

•	50% of the annual social security retirement benefit amount receivable at retirement at age 65 (computed as of the actual retirement date if earlier than age 65).

Severance Agreements

We have severance agreements with certain members of our executive and senior management. These agreements provide for payments and other benefits if there is a “Change in Control” of Merrill Lynch and the executive’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause” or leaving employment for “Good Reason”, as these terms are described in the severance agreements.

Under each agreement, if a member of executive or senior management is entitled to severance compensation, that employee will receive:

•
a lump sum payment equal to the lesser of: 2.99 times the employee’s average annual W-2 compensation for the five years before termination and 2.99 times the employee’s average annual salary, bonus and the grant value of stock-based compensation for the five years before termination; and

•	the value of various insurance benefits for 24 months after termination, plus an amount covering income taxes on that payment; and

•	a payment of the retirement contribution, plus an amount covering income taxes on that payment, that the employee would have been eligible to receive under the terms of our retirement program if the employee had been employed by us for an additional 24 months at his or her highest annual rate of compensation during the 12 months before termination.

Any payments under the severance agreements will be in addition to amounts payable under certain stock compensation plans, except as otherwise provided in the severance agreements. The relevant stock plans provide for early vesting and payment if an employee is terminated under circumstances described in the plans.

Deferred Compensation

Merrill Lynch has a deferred compensation program that is offered to the Company’s key employees. Once income is deferred, participants in the plan have the opportunity to index deferred amounts to various investment vehicles or mutual funds, including company-sponsored investment vehicles offered periodically that qualify as employee securities companies under the Investment Company Act of 1940. With respect to the employee securities company index offered in 1997, 1999 and 2001, employees, including executive officers in 2001, were permitted to elect to have their return (whether positive or negative) augmented (or leveraged) on up to a 2-to-1 basis. Amounts deferred and indexed to any investment option, including the employee securities company index option offered in 1997, 1999 and 2001, generally remain deferred until after the retirement of participants unless individual participants elect to receive distributions at an earlier time.

The table below represents the dollar amount of leverage provided under the deferred compensation plans to the executive officers listed below. It does not include deferred amounts.

Participants	Leverage
E. Stanley O’Neal	$1,758,881
Robert J. McCann	2,649,481
Gregory J. Fleming	476,390
Do Woo Kim	174,112

Participants in the plans are general creditors of the Company for all amounts payable under the plans. The deferred compensation program debits deferred amounts for all employees by 2% annually to address costs incurred by the Company in offering the program.

OTHER MATTERS

Certain Transactions

To the extent permitted by the Sarbanes-Oxley Act of 2002, some directors, executive officers and their families may, from time to time, borrow money from Merrill Lynch in the form of mortgage loans, revolving lines of credit and other extensions of credit. These transactions are entered into in the ordinary course of business on substantially the same terms, including interest rates and collateral provisions, as those prevailing at the time for comparable transactions with our other similarly situated customers. For certain types of products and services offered by our subsidiaries, our directors and officers may receive certain discounts.

Each of State Street Bank and Trust Company, FMR Corp., and Barclays Global Investors, NA and certain of its affiliates is the beneficial owner of more than 5% of the outstanding shares of our common stock. We and certain of our subsidiaries have engaged in transactions in the ordinary course of business with State Street, FMR Corp., and Barclays Global Investors, NA and with certain of their respective affiliates. These transactions were on substantially the same terms as comparable transactions with other clients.

From time to time, we may perform investment banking, financial advisory and other services in the ordinary course of our business for certain corporations with which some of our directors are affiliated.

From time to time, in connection with investigations by regulatory and governmental bodies, Merrill Lynch recommends certain counsel with expertise in the area to Merrill Lynch employees. An employee requiring these services selects counsel from among the attorneys recommended and the fees are paid by Merrill Lynch. Since 1999, Robert Hausen, Esq., the spouse of Rosemary T. Berkery, has been recommended from time to time to provide such counsel. In 2003, fees payable to Mr. Hausen for such services were approximately $103,000. Ms. Berkery is an Executive Vice President and the General Counsel of Merrill Lynch.

The current directors, other than Mr. Cribiore, are named as defendants in three shareholder derivative actions alleging breaches of fiduciary duty in failing to establish proper research controls and/or in failing to establish procedures sufficient to prevent alleged Enron-related violations of law by Merrill Lynch. One of the actions, involving research-related claims, has been dismissed and is on appeal. The second action, also involving research, is not currently being prosecuted while the appeal of the first dismissal is pending. The third action, involving Enron, is the subject of a pending motion to dismiss. The actions, which were filed in the U.S. District Court for the Southern District of New York and in the Supreme Court of the State of New York, seek damages in an unspecified amount and other relief.

Performance Graph

The following performance graph compares the performance of our common stock for the last five years to that of the S&P 500 Index, the S&P 500 Financial Index and a Peer Group. The Peer Group is based on the common stock of the following companies: A.G. Edwards, Inc., The Bear Stearns Companies Inc., The Charles Schwab Corporation, Citigroup Inc., The Goldman Sachs Group, Inc.,* J.P. Morgan Chase & Co., Lehman Brothers Holdings Inc., and Morgan Stanley. The graph assumes that the value of the investment in our common stock and of each of the three named indices was $100 at December 25, 1998 and that all dividends were reinvested. Points on the graph represent the performance as of the last Friday in December of the specified year, the day of Merrill Lynch’s fiscal year end. Stock price performance shown on the graph is not necessarily indicative of future price performance.

	1998	1999	2000	2001	2002	2003
Merrill Lynch	100	117	194	152	112	171
S&P 500 Index	100	120	109	98	75	95
S&P500 Financial Index	100	102	129	118	99	129
Peer Group	100	146	169	151	111	158

*	The Goldman Sachs Group, Inc. (which first issued publicly traded stock on May 4, 1999) is included in the Peer Group for 2000, 2001, 2002, and 2003.

Information Regarding Shareholder Proposals for the 2005 Annual Meeting

If you wish to submit a shareholder proposal to be included in the proxy materials for our 2005 Annual Meeting, you should submit your proposal in writing to our Corporate Secretary at our offices located at 222 Broadway, 17th Floor, New York, New York 10038-2510, no later than November 10, 2004.

If you wish to submit a proposal or a matter for consideration at our 2005 Annual Meeting but you do not meet the deadline for inclusion in the proxy materials, our By-Laws require that your proposal must be received by the Corporate Secretary at least 50 days before the date of the 2005 Annual Meeting. As a general matter, we hold our Annual Meeting of Shareholders during the third or fourth week of April. Your proposal also must comply with certain information requirements set forth in the Company’s By-Laws. You may obtain a copy of our By-Laws from the Corporate Secretary. The By-Laws are filed as an exhibit to the Company’s 2003 Form 10-K and may be found on the ML Corporate Governance Website. These requirements apply to any matter that a shareholder wishes to raise at the Annual Meeting other than pursuant to the procedures set forth in Rule 14a-8 of the U.S. Securities Exchange Act of 1934. The deadline for receiving proposals for consideration at the 2004 Annual Meeting was March 4, 2004.

If you wish to submit director nominees for consideration by the Nominating and Corporate Governance Committee for the 2005 Annual Meeting of Shareholders, you may write to the Corporate Secretary at our offices located at 222 Broadway, 17th Floor, New York, New York 10038-2510. See “Information on the Director Nomination Process.”

Under our Certificate of Incorporation, if you intend to nominate a director at our 2005 Annual Meeting, you must deliver notice of the nomination to the Corporate Secretary at least 50 days but no more than 75 days before the meeting.

Other Business

The only business to come before the Annual Meeting of which the management is aware is set forth in this Proxy Statement. If any other business should come before the meeting, the proxy holders named in the accompanying form of proxy have discretionary authority to vote your shares with respect to such matters in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the U.S. Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC. Such directors, executive officers and 10% shareholders are also required to furnish us with copies of all Section 16(a) reports they file.

Based on a review of the copies of such reports we received, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and 10% shareholders were complied with during 2003.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by Merrill Lynch under the U.S. Securities Act of 1933 or the U.S. Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Audit Committee Report,” “Management Development and Compensation Committee Report on Executive Compensation” (to the extent permitted by the rules of the SEC), and “Performance Graph,” as well as the exhibits to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

EXHIBIT A

Adopted: December 1, 2003

MERRILL LYNCH & CO., INC.

DIRECTOR INDEPENDENCE STANDARDS

The Board of Directors (the “Board”) of Merrill Lynch & Co., Inc. has adopted a formal set of standards with respect to the determination of director independence. To be considered “independent” for purposes of these standards, a director must be affirmatively determined by the Board not to have a material relationship with Merrill Lynch & Co., Inc. and its subsidiaries (“Merrill Lynch”) other than as a director. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following standards (the “Director Independence Standards”).

A.	Employment/Compensation:

1.	The director shall not have been an employee and no family member[1] shall have been an executive officer[2] of Merrill Lynch during the last three years.

2.
The director shall not have received more than $100,000 per year in direct compensation from Merrill Lynch during the last three years. “Direct compensation” shall not include director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent upon continued service).

3.	No family member of the director shall have received more than $100,000 per year in direct compensation from Merrill Lynch during the last three years.

4.
Neither the director nor any family member shall have been affiliated with or employed in a professional capacity during the last three years by Merrill Lynch’s present independent auditor or any other auditing firm that has acted as Merrill Lynch’s independent auditor during such three-year period.

5.
Neither the director nor any family member shall have, during the last three years, been employed as an executive officer of a company while any of Merrill Lynch’s present executive officers served on such company’s compensation committee.

Employment relationships, compensation and directorships consistent with the foregoing standards are presumed not to be material relationships that would impair independence. In applying the standard in Paragraph A. 3., the Board need not consider compensation received by a family member of the director for service as a non-executive employee of Merrill Lynch.

[1]
A “family member” means a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in- law, brothers and sisters-in-law, and anyone (other than a domestic employee of such director) who shares such director’s home.

[2]
An “executive officer” means the Chief Executive Officer, President, Chief Financial Officer, Finance Director, Controller, or any officer or person in charge of a principal business unit, division or function, or who performs a policy-making function.

B.	Business Relationships:

It is expected that all business relationships between Merrill Lynch and a company (including subsidiaries and affiliates) with respect to which the director or any family member has a primary business relationship3, will be conducted on an arms-length basis. The following business relationships are presumed not to be material relationships that would impair independence:

1.
Payments by Merrill Lynch to a primary business relationship of the director or the director’s family member for property or services that do not in any single fiscal year during the last three fiscal years exceed the greater of $1 million or 2% of the consolidated gross revenues of such primary business relationship.

2.
Payments to Merrill Lynch by a primary business relationship of the director or the director’s family member that do not in any single fiscal year during the last fiscal three years exceed the greater of $1 million or 2% of the consolidated gross revenues of such primary business relationship.

3.
Financial services transactions, including but not limited to underwriting, banking, lending, trading in securities or derivatives and co-investment transactions, between Merrill Lynch and a primary business relationship of the director or the director’s family member, provided that (a) Merrill Lynch’s gross fee revenues from such transactions (together with other payments for property or services in the applicable fiscal year, if any) do not exceed the threshold set forth in Paragraph B.2 above, (b) such transactions are in the ordinary course of business of Merrill Lynch and are made on terms substantially consistent with those prevailing at the time for corresponding services to similarly situated, unrelated third parties, and (c) in the case of lending transactions, the termination of the lending relationship in the normal course of business would not reasonably be expected to have a material adverse effect on such primary business relationship.

In addition, business relationships between Merrill Lynch and a company that is not a primary business relationship, including business relationships with a company for which a director or family member serves as a non-management director (including non-executive chair), are presumed not to be material relationships that would impair director independence.

C.	Relationships as a Client:

1.
It is expected that any services (such as, brokerage services, lending services, insurance and other financial services) provided to a director or any immediate family member[4] by Merrill Lynch will be provided in the ordinary course of Merrill Lynch’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to Merrill Lynch employees on a broad basis. Services consistent with this standard are presumed not to be material relationships that would impair independence. Services provided to directors in connection with the fulfillment of their duties and responsibilities as directors are permitted under this standard.

[3]
For purposes of these standards, a “primary business relationship” exists with an entity if the director is currently the controlling shareholder, an executive officer or an employee of the entity, or if any family member of the director is currently the controlling shareholder or an executive officer of the entity.

[4]	An “immediate family member” includes a director’s spouse, and other family members (including children) who share the director’s home or who are financially dependent on the director.

D.	Charitable Contributions:

The following philanthropic relationships are presumed not to be material relationships that would impair independence:

1.	Contributions by Merrill Lynch to educational or charitable institutions for which the director serves solely as a non-executive trustee or director (or in a similar capacity).

2.
Discretionary contributions by Merrill Lynch (excluding contributions made under Merrill Lynch’s “matching gifts” program) to any educational or charitable institution for which the director serves as an executive officer[5] that do not exceed in any single fiscal year during the preceding three fiscal years the greater of (i) $1 million or (ii) two percent of the recipient’s most recent publicly available consolidated gross revenues.

[5]
For purposes of this standard, an “executive officer” of an educational or charitable institution means a CEO, President, Executive Director, Executive Vice President, or any other officer who performs a policy making function. Non-executive Trustees or Directors (or persons performing similar functions) are not considered to be executive officers.

EXHIBIT B

Revised: February 23, 2004

MERRILL LYNCH & CO., INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.    Purpose

The Audit Committee (the “Committee”) shall be appointed by the Board of Directors (the “Board” or “Board of Directors”) of Merrill Lynch & Co., Inc. (together with its affiliates, the “Corporation”) to:

•	Assist the Board in fulfilling its oversight responsibility relating to the:

A.	Preparation and integrity of the Corporation’s financial statements and oversight of related disclosure matters;

B.	Qualifications, independence and performance of, and the Corporation’s relationship with, the independent auditor;

C.	Performance of the Corporation’s internal audit function; and

D.	Performance of the Corporation’s risk management function; and

E.	The Corporation’s compliance with legal and regulatory requirements.

•	Provide the report required by the rules of the Securities Exchange Commission (the “Commission”) to be included in the Corporation’s annual proxy statement.

II.   Membership

The Committee’s membership shall be determined by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee and shall consist of at least three (3) Board members. The Committee members shall meet the requirements for independence, experience and expertise set forth in the applicable laws and the regulations of the Commission and the New York Stock Exchange. In that regard, the Committee shall endeavor to have at least one member who either meets the Commission’s definition of “audit committee financial expert” or who, in the business judgment of the Board, is capable of serving the functions expected of such financial expert. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, shall appoint the Chair of the Committee.

Service on the Committee requires a significant time commitment from its members. In determining whether a committee member is able to meet the significant time commitment, the Board will take into consideration the other obligations of such member, including full-time employment, service on other boards of directors and audit committees.

III.  Meetings and Reports

The Committee shall meet as frequently as it determines, but not less frequently than six times per year. The Chair of the Committee, or any two members of the Committee, may call meetings of the Committee. Meetings of the Committee may be held telephonically.

The Chair shall preside at all sessions of the Committee at which he or she is present and shall set the agendas for Committee meetings. All members of the Board of Directors are free to suggest items for inclusion in the agenda for the Committee’s meetings. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to the members of the Committee sufficiently in advance of each meeting to permit meaningful review.

The Committee shall meet periodically in separate private sessions with management, the internal auditors, the independent auditor and the General Counsel. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or advisers to, the Committee.

The Committee shall report regularly to the Board with respect to such matters that are within the Committee’s responsibilities and with respect to such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chair or by any other member designated by the Committee to make such report. The Committee shall maintain minutes or other records of meetings and activities of the Committee.

The Committee shall provide the report of the Committee to be contained in the Corporation’s annual proxy statement, as required by the rules of the Commission.

IV.  Authority

The Committee shall perform the following functions and may carry out additional functions and adopt additional policies and procedures in furtherance of the purpose of the Committee outlined in Section I of this Charter, as may be appropriate in light of changing business, legislative, regulatory, or other conditions, or as may be delegated to the Committee by the Board of Directors from time to time.

A.	Financial Statements and Disclosure Matters

1.
The Committee shall review and discuss with management and the independent auditor the Corporation’s annual audited and quarterly consolidated financial statements, including the disclosures contained in the Corporation’s Annual Report on Form 10-K (“Form 10-K”) and its Quarterly Reports on Form 10-Q (“Form 10-Q”), under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” After review of the annual audited consolidated financial statements and the reports and discussions required by Sections A. 7. and B. 5. of this Charter, the Committee shall determine whether to recommend to the Board of Directors that such financial statements be included in the Corporation’s Form 10-K.

2.	The Committee shall be advised of (i) the execution by the Corporation’s Chief Executive Officer and Chief Financial Officer of the certifications required to accompany the filing of the Form 10-K and the Forms 10-Q, and (ii) any other information required to be disclosed to it in connection with the filing of such certifications.

3.
The Committee shall discuss with management and the independent auditor any significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to the adequacy and clarity of the Corporation’s disclosure procedures and internal controls and any special steps adopted in light of material control deficiencies.

4.	The Committee shall review and discuss the quarterly reports from the independent auditor on:

(a)	All critical accounting policies and practices to be used.

(b)
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment recommended by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.
The Committee shall discuss with management the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, and financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be conducted generally (i.e., by discussing the types of information to be disclosed and the types of presentations to be made). The Committee may delegate responsibility for the review of the quarterly earnings press release to a member of the Committee.

6.
The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.

7.
The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

B.	Oversight of the Corporation’s Relationship with the Independent Auditor

1.
The Committee shall have the sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for the compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purposes of preparing or issuing an audit report or related work (including audit-related review or attest services). The independent auditor shall report directly to the Committee.

2.
The Committee shall review and approve in advance the annual plan and scope of work of the independent auditor, including staffing of the audit, and shall review with the independent auditor any audit-related concerns and management’s response.

3.
The Committee shall pre-approve all auditing services and all permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by the independent auditor, to the extent required by law, according to established procedures. The Committee may delegate to one or more Committee members, the authority to grant pre-approvals for audit and permitted non-audit services to be performed for the Corporation by the independent auditor, provided that decisions of such members to grant pre-approvals shall be presented to the full Committee at its next regularly scheduled meeting.

4.
The Committee shall review and evaluate the experience, qualifications and performance of the senior members of the independent auditor team on an annual basis. As part of such evaluation, the Committee shall review with the lead audit partner whether any of the audit team members receive any discretionary compensation from the audit firm with respect to procurement or performance of any services, other than audit, review or attest services, by the independent auditor.

5.
The Committee shall obtain and review a report from the independent auditor at least annually addressing (i) the independent auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditor and the Corporation (in order to assess if the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and the internal auditors).

6.
The Committee shall ensure the rotation of members of the audit engagement team, as required by law and will require that the independent auditor provide a plan for the orderly transition of audit engagement team members. The Committee shall also consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

7.
The Committee shall establish the Corporation’s policies for the hiring by the Corporation of employees or former employees of the independent auditor who participated in any capacity in the audit of the Corporation.

C.	Oversight of the Corporation’s Internal Audit Function

1.
The Committee shall review and discuss with the independent auditor the annual audit plan of the Corporate Audit Department, including responsibilities, budget and staffing, and, if appropriate, shall recommend changes.

2.
The Committee shall review, as appropriate, the results of internal audits and shall discuss related significant internal control matters with the Corporate Audit Department and with the Corporation’s management, including significant reports to management prepared by the Corporate Audit Department and management’s responses.

3.
The Committee shall review the adequacy of the Corporation’s internal controls with the Corporate Audit Department and the independent auditor. In that regard, the Committee shall participate in the appointment and performance evaluation of the Corporation’s Director of Internal Audit. The Committee shall also review the adequacy of resources to support the internal audit function, and, if appropriate, recommend changes.

D.	Oversight of the Corporation’s Risk Management Function

1.
The Committee shall oversee the Corporation’s risk management function and shall discuss with management the major financial, legal and reputational risk exposures of the Corporation and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

E.	Oversight of the Corporation’s Compliance Function

1.
The Committee shall monitor the Corporation’s compliance function, including compliance with the Corporation’s policies, and shall review with the Corporation’s General Counsel and Director of Corporate Audit the adequacy and effectiveness of the Corporation’s procedures to ensure compliance with legal and regulatory requirements.

2.
The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

3.
The Committee shall discuss with management, the Corporation’s General Counsel and the independent auditor any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the Corporation’s financial statements or accounting policies.

4.	The Committee shall discuss with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies.

V.   Clarification of Committee’s Role

The Committee’s role is one of oversight. It is the responsibility of the Corporation’s management to plan and conduct audits and to prepare consolidated financial statements in accordance with generally accepted accounting principles, and it is the responsibility of the Corporation’s independent auditor to audit those financial statements. Therefore, each member of the Committee, in exercising his or her business judgment, shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation from whom he or she receives information, and on the accuracy of the financial and other information provided to the Committee by such persons or organizations. The Committee does not provide any expert or other special assurance as to the Corporation’s financial statements or any expert or professional certification as to the work of the Corporation’s independent auditor.

VI.  Access to Management; Retention of Outside Advisers

A.	Access to Management

The Committee shall have full, free and unrestricted access to the Corporation’s senior management and employees, and to the Corporation’s internal and independent auditors.

B.	Access to Outside Advisers

The Committee has the authority to retain legal counsel, consultants, or other outside advisers, with respect to any issue or to assist it in fulfilling its responsibilities, without consulting or obtaining the approval of any officer of the Corporation.

The Corporation shall provide for appropriate funding, as determined by the Committee, for payment (i) of compensation to the independent auditor, (ii) to any advisers retained by the Committee, and (iii) of any ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee’s duties.

VII. Annual Evaluation; Charter Review

A.	Annual Self-Evaluation

The Committee shall perform an annual review and self-evaluation of the Committee’s performance, including a review of the Committee’s compliance with this Charter. The Committee shall conduct such evaluation and review in such manner as it deems appropriate and report the results of the evaluation to the entire Board of Directors.

B.	Charter Review

The Committee shall review and assess the adequacy of this Charter on an annual basis, and, if appropriate, shall recommend changes to the Board of Directors for approval.

Merrill Lynch & Co., Inc.
4 World Financial Center
New York, NY 10080

www.ml.com

MERRILL LYNCH & CO., INC.	PROXY	Annual Meeting — April 23, 2004

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint E. Stanley O,Neal, Rosemary T. Berkery and Ahmass L. Fakahany individually as proxies to vote as indicated on the back of this card all of my Merrill Lynch & Co., Inc. Common Stock at the Annual Meeting of Shareholders to be held on April 23, 2004, or at any adjournment or postponement of that meeting and, in their discretion, upon other matters that arise at the meeting. I also give each of them the ability to substitute someone else as proxy. I revoke any proxy previously given for the same shares of stock.

The shares represented by this proxy will be voted in accordance with instructions given on the back of this card. If this proxy is signed and returned without specific instructions as to any item or all items, it will be voted for the election of 2 directors as named herein, for the ratification of the appointment of the independent auditor and against the shareholder proposals.

(Signature of Shareholder)	Date

(Signature of Shareholder)	Date

Please vote on the reverse of this card. Sign, date and return this card promptly using the enclosed envelope. Sign exactly as name appears above. Each joint tenant should sign. When signing as attorney, trustee, etc., give full title.

The Board of Directors recommends a vote FOR proposals (1) and (2)		The Board Recommends â

(1)	The election to the Board of Directors of the 2 nominees named below for a term of 3 years: David K. Newbigging Joseph W. Prueher	FOR all nominees listed (except as indicated to the contrary below) ☐	WITHHOLD authority to vote for all nominees listed ☐

(2)	Ratify appointment of Deloitte & Touche LLP as independent auditor	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends a vote AGAINST shareholder proposals (3) and (4)			The Board Recommends â

(3)	Institute cumulative voting	FOR	AGAINST	ABSTAIN
		☐	☐	☐

(4)	Independent Chairman	FOR	AGAINST	ABSTAIN
	separate from Chief Executive Officer	☐	☐	☐

Instruction: To withhold authority to vote for a
nominee, write the name of such person here:

(To be signed on the other side)